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                                                                   EXHIBIT 10.6

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                                 LEASE AGREEMENT

                                 BY AND BETWEEN

                          AETNA LIFE INSURANCE COMPANY
                                  ("LANDLORD")

                                       AND

                    AETNA LIFE INSURANCE AND ANNUITY COMPANY
                                   ("TENANT")

                         DATED: AS OF DECEMBER 13, 2000

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                                TABLE OF CONTENTS

ARTICLE 1.  PREMISES...........................................................1
ARTICLE 2.  TERM...............................................................2
ARTICLE 3.  USE; NUISANCE; HAZARD..............................................2
ARTICLE 4.  RENT...............................................................3
ARTICLE 5.  TAXES; OPERATING EXPENSES..........................................4
ARTICLE 6.  CONDITION OF PREMISES.............................................10
ARTICLE 7.  SERVICES TO BE PROVIDED BY LANDLORD...............................11
ARTICLE 8.  REPAIRS AND MAINTENANCE; ACCESS; SELF-HELP........................14
ARTICLE 9.  TENANT'S EQUIPMENT AND INSTALLATIONS..............................15
ARTICLE 10.  FORCE MAJEURE....................................................15
ARTICLE 11.  MECHANIC'S AND MATERIALMAN'S LIENS...............................16
ARTICLE 12.  INSURANCE........................................................16
ARTICLE 13.  QUIET ENJOYMENT..................................................18
ARTICLE 14.  ALTERATIONS......................................................18
ARTICLE 15.  FURNITURE, FIXTURES, AND PERSONAL PROPERTY.......................21
ARTICLE 16.  TENANT'S TAXES...................................................22
ARTICLE 17.  ASSIGNMENT AND SUBLETTING........................................22
ARTICLE 18.  DAMAGE AND DESTRUCTION...........................................25
ARTICLE 19.  CONDEMNATION.....................................................27
ARTICLE 20.  INDEMNIFICATION..................................................27
ARTICLE 21.  DEFAULT..........................................................28
ARTICLE 22.  INTENTIONALLY OMITTED............................................33
ARTICLE 23.  OPTIONS TO RENEW.................................................33
ARTICLE 24.  ATTORNEYS' FEES..................................................36
ARTICLE 25.  NON-WAIVER.......................................................36
ARTICLE 26.  RULES AND REGULATIONS............................................36
ARTICLE 27.  ASSIGNMENT BY LANDLORD...........................................36
ARTICLE 28.  LIABILITY OF LANDLORD............................................37
ARTICLE 29.  SUBORDINATION AND ATTORNMENT.....................................37
ARTICLE 30.  HOLDING OVER.....................................................38
ARTICLE 33.  COMPLIANCE WITH LAWS.............................................41
ARTICLE 34.  SEVERABILITY.....................................................42
ARTICLE 35.  NOTICES..........................................................42
ARTICLE 36.  OBLIGATIONS OF SUCCESSORS; PLURALITY; GENDER.....................43
ARTICLE 37.  ENTIRE AGREEMENT.................................................43
ARTICLE 38.  ARTICLE AND SECTION CAPTIONS.....................................43
ARTICLE 39.  CHANGES..........................................................44
ARTICLE 40.  AUTHORITY........................................................44
ARTICLE 41.  BROKERAGE........................................................44
ARTICLE 42.  EXHIBITS.........................................................45


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ARTICLE 43.  APPURTENANCES....................................................45
ARTICLE 44.  RECORDING........................................................45
ARTICLE 45.  MORTGAGEE PROTECTION.............................................45
ARTICLE 46.  TENANT'S LIMITED TERMINATION RIGHT...............................46
ARTICLE 47.  RELIEF LIMITED...................................................46
ARTICLE 48.  TENANT'S FINANCIAL STATEMENTS/FINANCIAL TESTS....................46
ARTICLE 49.  FITNESS CENTER...................................................47
ARTICLE 50.  CAFETERIA........................................................47
ARTICLE 51.  AUTOMATIC TELLER MACHINES........................................47
ARTICLE 52.  ANTENNA EQUIPMENT................................................47
ARTICLE 53.  ELECTRICITY......................................................49


EXHIBIT A           OUTLINE OF PREMISES
EXHIBIT B           SITE PLAN
EXHIBIT C           COMMENCEMENT DATE AGREEMENT
EXHIBIT D           JANITORIAL AND CLEANING SERVICES
EXHIBIT E           RULES AND REGULATIONS
EXHIBIT F           APPROVED BUILDING SPECIFICATIONS
EXHIBIT G           SECURITY SPECIFICATIONS
EXHIBIT G-1         PARKING SPECIFICATIONS
EXHIBIT H           LOCATION OF AUTOMATIC TELLER MACHINES


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                                 LEASE AGREEMENT

                         DATED: AS OF DECEMBER 13, 2000


                                 REFERENCE DATA



1.       COMMENCEMENT DATE: December 13, 2000

2.       TENANT:        AETNA LIFE INSURANCE AND ANNUITY COMPANY

3.       TENANT'S
         ADDRESS:       151 Farmington Avenue, Hartford, CT 06156

4.       BUILDING:      Tower Building and Conference and Training Annex.

5.       PREMISES:      The portion of the Building shown on EXHIBIT A,
         containing 481,729 rentable square feet

6.       TERM:          Seven (7) years

7.       BASE RENT:     $10,092,222.60 per annum; $841,018.55 per month; $20.95
         per rentable square foot per annum (subject to adjustment in connection with Section 4.1 hereof).

8.       TENANT'S PROPORTIONATE SHARE:  29.1%

9.       BASE YEAR:     Calendar Year 2001.

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                                 LEASE AGREEMENT


         THIS LEASE AGREEMENT (this "Lease") is made and entered into as of the 13th day of December, 2000, by and between AETNA LIFE INSURANCE COMPANY, a Connecticut corporation ("Landlord") and AETNA LIFE INSURANCE AND ANNUITY COMPANY, a Connecticut corporation ("Tenant").


                              W I T N E S S E T H:

                               ARTICLE 1. PREMISES

         1.1 Subject to all of the terms and conditions hereinafter set forth, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises (the "Premises"), outlined on EXHIBIT A annexed hereto and made a part hereof, containing 481,729 rentable square feet of space on the "A" level, "B" level, "C" level and the 1st, 2nd, 3rd and 4th floors of the building commonly known as the "Tower Building" and on the 1st floor (being the top floor) of the building commonly known as the "Conference and Training Center Annex" (the Tower Building and the Conference and Training Center Annex are sometimes collectively referred to herein as either the "Building" or the "Tower Building"). The Premises rentable square footage has been measured in accordance with the current Building Owners and Managers Association International ANSI Z
65.1 method of measurement, Copyright 1996 (the "BOMA Method"). The Premises shall not be subject to remeasurement. The Tower Building and the Conference and Training Center Annex are both located at 151 Farmington Avenue, Hartford, Connecticut and are both shown on EXHIBIT B annexed hereto and made a part hereof). The Building is contiguous to a building commonly known as the "Rogers Building," which Rogers Building is also located at 151 Farmington Avenue, Hartford, Connecticut. The Building and the Rogers Building are sometimes collectively referred to herein as the "Buildings." The Building and the Rogers Building are located on the land shown on EXHIBIT B, annexed hereto and made a part hereof (the "Land"). The Land, the Building, the Rogers Building, the parking areas located under the Tower Building (the "Parking Garage"; the Parking Garage is shown on EXHIBIT A to this Lease), and all other improvements located thereon and appurtenances thereto, including, but not limited to, the exterior walks and access roadway (the "Exterior Common Areas"), shall be collectively hereinafter referred to as the "Complex." EXHIBIT B annexed hereto and made apart hereof sets forth the general layout of the Complex and shall not be deemed to be a warranty, representation or agreement on the part of Landlord that the Tower Building, the Rogers Building, the Parking Garage, or such Exterior Common Areas will remain as indicated on EXHIBIT B, provided, however, that no modification may be made by Landlord which would materially and adversely affect Tenant's access to the Premises or which would materially reduce the parking spaces in the Tower Building, without Tenant's prior consent, which consent shall not be unreasonably withheld, conditioned or delayed.


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                                 ARTICLE 2. TERM

         2.1 The term of this Lease (the "Term") shall begin on December 13, 2000 (the "Commencement Date") and shall end on December 31, 2007 (the "Expiration Date"), unless: (1) sooner terminated in accordance with the terms and conditions contained in this Lease; or (ii) extended pursuant to the provisions of this Lease. Within thirty (30) days after the Commencement Date, Landlord and Tenant agree to execute a document in the form annexed hereto as EXHIBIT C which will delineate the following: the Commencement Date, and the Expiration Date. The term "Lease Year," as used herein, shall mean the period of twelve (12) consecutive calendar months commencing on the Commencement Date (or on the first day of the following calendar month if the Commencement Date is not the first day of a calendar month), and each period of the same twelve (12) consecutive calendar months thereafter, during the Term. The first Lease Year shall include the period from the Commencement Date to the first day of the first calendar month thereafter if the Commencement Date is not the first day of a calendar month.


                        ARTICLE 3. USE; NUISANCE; HAZARD

         3.1 The Premises shall be used and occupied by Tenant solely for general office, administrative and related purposes and for no other use or purpose.

         3.2 Tenant shall not use, occupy, or permit the use or occupancy of the Premises for any purpose which Landlord, in its reasonable discretion, deems to be immoral or dangerous; permit any public or private nuisance; do or permit any act or thing which may disturb the quiet enjoyment of any other tenant of the Building; keep any substance or carry on or permit any operation which might introduce offensive odors or conditions into other portions of the Buildings; use any apparatus which might make undue noise or set up vibrations in or about the Buildings; permit anything to be done which would increase the premiums paid by Landlord for commercial property insurance on the Complex or its contents or cause a cancellation of any insurance policy coveting the Complex or any part thereof or any of its contents; or permit anything to be done which is prohibited by or which shall in any way conflict with any law, statute, ordinance, or governmental rule or regulation now or hereinafter in force. Should Tenant do any of the foregoing, the same shall constitute an "Event of Default," as defined herein, and shall enable Landlord to resort to any of its remedies hereunder, at law or in equity.

         3.3 Upon the expiration of the Term or earlier termination of this Lease Tenant shall vacate the Premises and surrender the Premises in the same condition as on the Commencement Date, reasonable wear and use, and casualty damage, excepted, and otherwise in the condition required by Section 8.2 and Articles 14 and 15 hereof.


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                                 ARTICLE 4. RENT

         4.1 Tenant hereby agrees to pay Landlord an annual base rental ("Base Rent") of $10,092,222.60 per annum; $841,018.55 per month; $20.95 per rentable square foot per annum. The foregoing Base Rent amounts contemplate that Tenant's electricity usage in the Premises will be separately metered and that the charges attributable to such usage will be paid directly by Tenant to the local electricity supplier. Until such time as Tenant's electricity usage in the Premises is separately metered, the Base Rent during such period shall be increased on a per annum basis by the amount of $1.20 per rentable square foot of the Premises (prorated on a daily basis).

         The Base Rent shall be due and payable in advance in twelve (12) equal installments (the "Monthly Rent") in good and collectible funds on or before the first day of each calendar month. Any other sums of money as shall become due and payable under this Lease shall be defined as "Additional Rent," and unless otherwise provided herein, shall be due and payable within ten (10) days of Tenant's receipt of a bill therefor from Landlord. The Monthly Rent and the Additional Rent are sometimes hereinafter collectively called "Rent" and shall be paid when due in lawful money of the United States without demand, deduction, abatement, or offset at such place as is set forth in Article 35 of this Lease or as Landlord may designate from time to time. Landlord expressly reserves the right to apply any payment received to Base Rent or any other items of Rent that are not paid by Tenant.

         4.2 In the event any Monthly Rent or Additional Rent or other amount payable by Tenant hereunder is not paid when due and such nonpayment becomes a "Monetary Default," as defined herein, Tenant shall pay to Landlord a late charge (the "Late Charge"), as Additional Rent, in an amount equal to ten percent (10%) of the amount of such late payment. Failure to pay any Late Charge shall be deemed a "Monetary Default," as defined herein. Provision for the Late Charge shall be in addition to all other tights and remedies available to Landlord hereunder (including, without limitation, imposition of interest at the "Default Interest Rate," as defined herein), at law or in equity, and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. Failure to charge or collect such Late Charge in connection with any one
(1) or more such late payments shall not constitute a waiver of Landlord's right to charge and collect such Late Charges in connection with any other or similar or like late payments.

         4.3 If the Term commences on a date other than the first day of a calendar month or expires or terminates on a date other than the last day of a calendar month, the Rent for any such partial month shall be prorated to the actual number of days Tenant is in occupancy of the Premises for such partial month.

         4.4 All Rent and any other amount payable by Tenant to Landlord hereunder, if not paid when due, shall bear interest from the date due until paid at a rate (the "Default Interest


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Rate") equal to the prime rate announced from time to time in the Wall Street
Journal (the "Prime Rate"), plus three percent (3%) per annum, but not in excess of the maximum legal rate permitted by law. If the Wall Street Journal prime rate is no longer announced or available, the Prime Rate shall be the prime commercial rate announced as such by one of the five largest commercial banks in the United States, as chosen by Landlord. Provision for interest at the Default Interest Rate shall be in addition to all other rights and remedies available to Landlord hereunder (including, without limitation, imposition of any Late Charge), at law or in equity, and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. Failure to charge or collect such interest in connection with any one (1) or more delinquent payments shall not constitute a waiver of Landlord's right to charge and collect such interest in connection with any other or similar or like delinquent payments.

         4.5 If Tenant fails to make when due two (2) consecutive payments of Monthly Rent or makes two (2) consecutive payments of Monthly Rent which are returned to Landlord by Tenant's financial institution for insufficient funds, Landlord may require, by giving written notice to Tenant, that all future payments of Rent shall be made in cashier's check or by money order. The foregoing is in addition to any other remedies of Landlord hereunder, at law or in equity.


                      ARTICLE 5. TAXES; OPERATING EXPENSES

         5.1      For the purpose of this Article 5:

         (a)      BASE YEAR shall mean calendar year 2001;

         (b) COMPUTATION YEAR shall mean each full twelve (12) calendar month period subsequent to the Base Year through the end of the Term;

         (c) TENANT'S PROPORTIONATE SHARE shall mean the ratio, expressed as a percentage, of the rentable square foot area of the Premises (which the parties agree is 481,729) to the total rentable square foot area of the Buildings, which rentable square foot area is 1,654,410. Tenant's Proportionate Share is twenty-nine and 1/10 percent (29.1%);

         (d) TAXES shall mean all real estate taxes, assessments (general or special), levies, user fees, taxes on rental receipts or payments, and other charges, which are assessed, levied or charged upon the Complex, Landlord's personal property and equipment located at the Complex and used in connection with the operation, maintenance or repair of the Complex, or against Landlord, and any other tax imposed upon or levied against real estate or upon owners of real estate or upon any incident of ownership, use or operation of real estate, together with the


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                  reasonable costs (including fees of attorneys, consultants, and appraisers) of any negotiation, contest, or appeal pursued by Landlord in connection therewith, during the Base Year or any Computation Year or portion thereof throughout the Term. Taxes shall take into account any reductions or rebates obtained by Landlord. Notwithstanding anything to the contrary contained in this subsection 5.1(d), Taxes shall not include any interest or penalties imposed because of late payment of same by Landlord. If at any time during the Term the methods of taxation prevailing at the date hereof shall be altered so that in lieu of, or in addition to, or as a substitute for, the whole or any part of the Taxes now levied, assessed or imposed, there shall be levied, assessed or imposed any other similar or dissimilar tax, levy, imposition, charge or license fee however described or imposed, ("Additional Taxes") then Tenant agrees that such Additional Taxes shall be included in the definition of Taxes.

         (e) OPERATING EXPENSES shall mean, without duplication, the total expenses incurred by Landlord for the operation, management, maintenance, repair and replacement of the Complex during the Base Year or any Computation Year or portion thereof throughout the Term, including, but not limited to:

                  (i) reasonable wages, salaries and benefits of all employees engaged in the physical operation, repair and maintenance of the Complex, including, without limitation, Employer's Social Security Taxes and any other taxes which may be levied on such wages and salaries, and including property management fees in an amount equal to the fees paid to Landlord's current property manager, or if such existing property no longer provides property management services for the Complex, then in an amount which is reasonable in the Greater Hartford, Connecticut area;

                  (ii) all supplies and materials used in the operation, repair and maintenance of the Complex;

                  (iii) the cost of supplying electricity, water, power, heating, lighting, ventilating, air conditioning and other utilities to the Complex; Notwithstanding the foregoing, electricity costs which are included in Operating Expenses shall be limited to electricity costs with respect to all non-leasable areas of the Complex;

                  (iv)     "Permitted Capital Expenditures," as defined herein;

                  (v) the cost of all maintenance and service agreements on equipment, including maintenance and upkeep of the common areas of the Buildings (the "Interior Common Areas");


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                  (vi)     accounting fees, including without limitation, fees
                           in connection with the determination of Operating Expenses;

                  (vii)    insurance premiums;

                  (viii) the cost of general operation, repair, cleaning and maintenance of the Buildings (including garbage and refuse removal);

                  (ix) the costs associated with Landlord's obligation to comply with laws, rules and regulations affecting the Complex;

                  (x) costs incurred in connection with determining the feasibility of installing, maintaining, repairing or replacing any facilities, equipment, systems or devices which are intended to reduce utility expenses or other Operating Expenses in future Computation Years;

                  (xi) costs incurred in maintaining, repairing and replacing all mechanical and utility systems in or serving the Complex (including, without limitation, the sprinkler and heating, ventilation and air-conditioning systems); and

                  (xii)    costs and expenses of providing mail service.

         Notwithstanding the foregoing, Operating Expenses shall not include:

                  (1) expenses for repairs or other work occasioned by fire or other insured casualty, except a customary deductible;

                  (2) expenses incurred in connection with leasing and procuring new tenants;

                  (3) interest or amortization payments on any mortgage or mortgages, and rental under any ground or underlying lease;

                  (4) wages, salaries or other compensation paid to any executive employee of Landlord above the grade of manager;

                  (5) the cost of any alteration, addition, change, replacement, improvement, repair or equipment, which, under generally accepted accounting principles consistently applied ("GAAP") is properly classified as a capital expense, other than: (x) capital expenditures made by reason of legal requirements, insurance requirements (specifically excluding any such expenditures necessary to cure current noncompliance with existing laws or insurance requirements) or the protection of the health and safety of


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                           tenants in the Buildings, or (y) for the purpose of
                           reducing expenses which would otherwise be included in Operating Expenses, then such expenditures described in (x) or (y) above (the "Permitted Capital Expenditures") shall be included in Operating Expenses in the Computation Year in which such Permitted Capital Expenditures are incurred and in any subsequent years, on a straight-line basis, amortized over the useful life of such items, all in accordance with GAAP;

                  (6)      any leasehold improvements made in the Buildings;

                  (7) attorneys' fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with tenants, other occupants, or prospective tenants, or occupants of the Buildings;

                  (8) costs relating to hazardous materials, except to the extent caused, installed, disposed of or released by Tenant;

                  (9) costs relating to the breach of any warranty, representation or covenant of Landlord under this Lease or any other lease;

                  (10) all items and services for which Tenant is expressly required under this Lease to pay to third persons;

                  (11) brokerage commissions, advertising expenses and legal or other costs incurred in leasing, advertising for the building or other marketing or promotional activity specifically and primarily designed for marketing space in the Buildings, but excluding amenities for the common benefit of existing tenants in the Buildings;

                  (12)     any bad debt expense or bad debt reserve;

                  (13) amounts paid to persons or entities affiliated with, controlled by, controlling of, or under common control with, Landlord to the extent such amounts are in excess of market rates;

                  (14) costs of complying with Landlord's obligations in delivering the Building to Tenant and Landlord's other tenants of the Buildings;

                  (15) costs incurred in installing, operating or maintaining special facilities or items, or in performing special work for or furnishing special services to any tenant or occupant of the Building, including any work or other allowance to any tenant for its installation, whether at such tenant's or


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                           occupant's or Landlord's expense, to the extent that
                           such special work or services are in excess of any work or services that Landlord is obligated to perform for or furnish to Tenant at no extra cost to Tenant;

                  (16)     depreciation;

                  (17) refinancing costs, and principal and interest payments;

                  (18) legal fees, brokerage commissions and other transaction costs and expenses incurred by Landlord in connection with any transfer of its interest herein;

                  (19) fines, penalties, interest, late charges and legal fees incurred by Landlord due to violations of legal requirements;

                  (20)     all fine art; and

                  (21) Landlord's internal overhead expenses, including the cost of internal accounting and the cost of preparation of Landlord's income tax or information returns.

         Operating Expenses for the Base Year and each Computation Year which vary based on the level of occupancy of the Buildings ("Variable Operating Expenses") shall be adjusted as necessary to reflect the Variable Operating Expenses which would have been incurred if the Buildings were 95% occupied during the entire Base Year or Computation Year, as the case may be.

         5.2 For each Computation Year during the Term, Tenant shall pay Landlord, in addition to the Base Rent set forth in Article 4, the following sums, as Additional Rent:

                  (a) Tenant's Proportionate Share of any increase in Taxes over Taxes for the Base Year (the "Tax Payment"). The Tax Payment shall be estimated, in good faith, by Landlord in advance, from time to time (unless the actual amount of Taxes have been established, in which event, the actual amount of Taxes shall be the basis for the Tax Payment), and Tenant shall pay one-twelfth (1/12th) of such estimated Tax Payment on a monthly basis on the first day of each month, together with Tenant's Monthly Rent installment; and

                  (b) Tenant's Proportionate Share of any increase in Operating Expenses over Operating Expenses for the Base Year (the "Operating Expense Payment"). The Operating Expense Payment shall be estimated by


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                           Landlord, in good faith, in advance, from time to
                           time, and Tenant shall pay Landlord one-twelfth (1/12th) of such estimated Operating Expense Payment on a monthly basis on the first day of each month, together with Tenant's Monthly Rent installment. Such estimate shall also identify which portion of the estimated Operating Expense Payment represents "Controllable Operating Expenses," as defined herein (which portion is referred to herein as the "Controllable Operating Expense Payment Portion"). "Controllable Operating Expenses" shall mean all Operating Expenses other than utility expenses and insurance premiums.

         5.3 After the end of the Base Year and the end of each Computation Year, Landlord shall furnish to Tenant statements setting forth Taxes for the Base Year and Operating Expenses for the Base Year, Taxes and Operating Expenses for the most recently completed Computation Year and Tenant's additional Tax Payment and Operating Expenses Payment, if any (such a statement is referred to herein individually as a "Reconciliation Statement" and collectively as "Reconciliation Statements"). Upon written request by Tenant to Landlord, Landlord shall provide reasonable evidence substantiating the Taxes and the Operating Expenses identified in the Reconciliation Statement. If such a Reconciliation Statement indicates that the estimated Tax Payment and/or Operating Expense Payment for the applicable Computation Year exceeded the actual Tax Payment and/or Operating Expense Payment for such Computation Year, then Landlord shall credit such overpayment against future Tax Payments and/or Operating Expense Payments, provided that with respect to the final Computation Year, Landlord shall refund such overpayment within thirty (30) days after providing the final Reconciliation Statement. If the Reconciliation Statement indicates that the actual Tax Payment and/or Operating Expense Payment exceeded the estimated Tax Payment and/or Operating Expense Payment, then Tenant shall pay such excess within thirty (30) days after the date of delivery of the applicable Reconciliation Statement. If the Reconciliation Statement indicates that the total of the estimated Controllable Operating Expense Payment Portions exceeded the total of the actual Controllable Operating Expenses Payment Portions by more than ten percent (10%), then Landlord shall pay Tenant interest at an interest rate equal to the Prime Rate, on the overpayment in excess often percent (10%), from the date of last monthly installment which caused the total of the actual Controllable Operating Expenses Payment Portions to exceed the total of the estimated Controllable Operating Expense Payment Portions, until the date the Reconciliation Statement for the applicable Computation Year is delivered to Tenant.

         5.4 Tenant shall have the right to examine, to copy and to have an audit conducted of all books and records of Landlord pertaining to Operating Expenses and Taxes, subject to the following conditions and limitations:

                  (a) Such audit shall be conducted at Landlord's office in Hartford, Connecticut;


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                  (b)      Such audit with respect to a Computation Year must be
                           conducted, if at all, not later than sixty (60) days after Tenant's receipt of the Reconciliation
                           Statement for such Computation Year;

                  (c) Such audit must be conducted by a "Big Six" accounting firm, which firm may not be compensated on a contingency basis; and

                  (d) Such audit may not be conducted more than once in any calendar year.

         5.5 Within six (6) months after receipt of any Reconciliation Statement, Tenant shall have the right, by notice to Landlord, to dispute the inclusion and amount of any item or items in any Reconciliation Statement. In the event that such a dispute is not settled within sixty (60) days after notice from Tenant of such dispute has been delivered to Landlord, the dispute shall be determined by a "Big Five" firm of independent certified public accountants mutually acceptable to Landlord and Tenant (the "CPA Firm"). If Landlord and Tenant cannot agree on the CPA Firm within thirty (30) days, then Landlord and Tenant shall each, within fifteen (15) days, select one (1) independent CPA Firm, and such two (2) CPA Firms shall together select a third CPA Firm, which third CPA Firm shall be the CPA Firm who shall resolve the dispute. If either party fails to select its CPA Firm within the aforesaid fifteen (15)-day period, then the CPA Firm which has been selected shall resolve the dispute. The CPA Firm shall be entitled to review all records relating to the disputed items. The determination of the CPA Firm shall be final and binding upon both Landlord and Tenant and the CPA Firm's expenses shall be borne by the party against whom the decision is rendered; provided, that if more than one item is disputed, the expenses shall be apportioned equitably according to the number of items decided against each party and the amounts involved.

         If the CPA Firm determines that Tenant has made an underpayment, Tenant shall reimburse Landlord for the amount of the underpayment within thirty (30) days following such determination. If the Audit Professionals determine that Tenant has made an overpayment, Landlord shall reimburse Tenant for the amount of the overpayment within thirty (30) days following such determination.


                        ARTICLE 6. CONDITION OF PREMISES

         6.1 Tenant shall accept the Premises and the Complex in their "AS IS, WHERE IS" condition without any representations, warranties or obligations of any kind, except with respect to any "separation work" which is contemplated in Section 3.04 of a certain Transition Services Agreement between Aetna Inc. and Aetna U.S. Healthcare Inc. (the "Transition Services Agreement").

         6.2 Neither Landlord nor Landlord's agents have made any representations or promises with respect to the condition of the Premises or the Complex, or any other matter or thing affecting or related to the Premises or the Complex, except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in this Lease.


                 ARTICLE 7. SERVICES TO BE PROVIDED BY LANDLORD

         7.1      Subject to Article 10 herein:

                  (a) Landlord shall maintain, repair and replace, consistent with those levels of maintenance currently provided to the Rogers Building, and keep in good order and condition, all structural and non-structural portions of the Tower Building, and all service systems for the same, including, without limitation:

                           (i)      the plumbing, sprinkler, heating,
         ventilating and air conditioning systems, building electrical and mechanical lines and equipment associated therewith, and elevators and boilers and all similar base building systems and equipment, all of which either are located in or serve the Building;

                           (ii)     broken or damaged glass and damage by
         vandals;

                           (iii) the exterior and interior structure of the Building including the roof, exterior walls, bearing walls, support beams, foundation, columns, exterior doors and windows and lateral support to the Building and the Interior Common Areas; and

                           (iv) the exterior improvements to the Land, including curbs, driveways, parking areas, sidewalks, lighting, exterior signs (other than "Tenant's Exterior Sign," as defined herein), ditches, shrubbery, landscaping and fencing.

                  (b) Without limiting subparagraph (a) above, Landlord shall provide the following services and facilities, all such services and facilities to be provided at the same level and standards as currently provided to the Building's current occupant to the extent such level and standards are provided to Landlord's own personnel:

                           (i) passenger and freight elevator service, toilet facilities and supplies, hot and cold water, sewage facilities, refrigerated drinking water and vermin extermination;

                           (ii) heating and air conditioning in the Premises from 7:00 am. to 7:00 p.m. on Monday through Friday and 8:00 a.m. to 12:00 p.m. on Saturday ("Tenants Regular Business Hours"), except for the following holidays: New Year's Day, Memorial

         Day, Independence Day, Labor Day, Thanksgiving Day, day after Thanksgiving, and Christmas (hereinafter sometimes collectively referred to as "Holidays"), as currently provided;

                           (iii) heating and air conditioning for the Premises at times other than Tenant's Regular Business Hours, upon receipt of reasonable prior notice from Tenant, and provided Tenant pays Landlord's actual costs of providing same, as Additional Rent;

                           (iv) access to the Premises by Tenant alter Tenant's Regular Business Hours, twenty-four (24) hours per day, seven
         (7) days per week;

                           (v) electricity plus all other public utilities (e.g., gas, water, sewer) used to specifically support the services described in this Section 7.1(b) for Tenants office uses, including, without limitation, lighting, vending machines, office machines, office equipment and computers ("Utility Services"). Electricity usage in the Premises shall be separately metered and paid by Tenant directly to the local electricity provider;

                           (vi) security for the Building in accordance with the specifications annexed hereto as EXHIBIT G annexed hereto and made a part hereof. The inclusion of such specifications shall not be a guaranty or warranty of safety. Landlord shall have the right to provide a reduced level of security services on Holidays. Further, such specifications may be modified by Landlord in its sole and absolute discretion provided that Landlord does not provide a higher level of specifications to any other occupant of the Complex without additional charge to such occupant. Landlord shall give Tenant prior written notice of any modification of such security specifications;

                           (vii) parking rights in accordance with EXHIBIT (G-1 annexed hereto and made a part hereof;

                           (viii)   cleaning (in accordance with the
         specifications annexed hereto as EXHIBIT D and made a part hereof) and trash removal; provided that such services shall not be provided on Saturdays or Holidays; and

                           (ix) snow and ice removal. Landlord shall use reasonable efforts to: (A) keep vehicular and pedestrian access routes in the Complex and the Parking Lots owned by Landlord (or Parking Lots which Landlord leases and as to which Landlord has the obligation under its lease for such Parking Lot to perform snow and ice removal) reasonably clear of snow and ice to minimize interruption and delay in access to the Tower Building by Tenant's employees and visitors during Tenant's Regular Business Hours; and (B) permit Tenant's employees and visitors the ability to enter or exit the Parking Garage and the Landlord-owned Parking Lots during a snow or ice storm which occurs or continues to occur during normal business hours. Landlord shall also use reasonable efforts, with respect to any Parking Lot which Landlord leases but as to which the owner of such Parking Lot has the obligation of snow and ice removal, to require the such owner to perform such snow and ice removal in accordance with the terms of such lease;

         7.2 Except as otherwise specifically provided in Section 7.3, Landlord shall not be liable for any loss or damage arising or alleged to arise in connection with the failure, stoppage, diminution or interruption of any such services; nor shall the same be construed as an eviction of Tenant, work an abatement of Rent, entitle Tenant to any reduction in Rent, or relieve Tenant from the operation of any covenant or condition herein contained, it being further agreed that Landlord reserves the right to discontinue temporarily such services or any of them at such times as may be necessary by reason of repair or capital improvements performed within the Complex, or by reason of "force majeure," as defined herein, provide, however, that Landlord shall use reasonable efforts to limit such discontinuance to other than the Regular Business Hours and further provided that Landlord shall use reasonable efforts to give Tenant advance written notice of such discontinuance. In the event of a failure, stoppage, or interruption of services, Landlord shall use reasonable diligence to have the same restored.

         7.3 Notwithstanding the provisions set forth in Section 7.2 hereof, in the event that (i) Landlord, other than by reason of any default by Tenant, fails to provide any of the following services for a period of seven (7) consecutive business days after Landlord's receipt of written notice of such failure: passenger elevator service (pursuant to subsection 7.1(b)(i)), heating and air conditioning service (pursuant to subsection 7. 1(b)(ii)), toilet facilities and supplies, cold water and sewage facilities (pursuant to subsection 7.1(b)(i)), or Utility Services pursuant to subsection 7.1 (b)(v)) (individually referred to herein as an "Essential Service"); and (ii) such failure to provide the Essential Service is within Landlord's reasonable control; and (iii) such failure to provide such Essential Service renders the Premises untenantable, then Tenant shall be entitled to an abatement of Base Rent for each day after the end of said seven (7) business day period until Landlord restores such Essential Service.

         7.4 In the event that (i) Landlord, other than by reason of any default by Tenant, fails to provide an Essential Service for a period of thirty
(30) consecutive days after Landlord's receipt of written notice of such failure; and (ii) such failure to provide the Essential Service is within Landlord's reasonable control; and (iii) such failure to provide such Essential Service renders the Premises untenantable, then Tenant shall be entitled to remedy such failure to provide the Essential Service, provided that any work done by Tenant to remedy such failure shall be done in strict compliance with the provisions of this Lease, including, without limitation, the provisions of
Article 14 hereof (other than the provisions thereof which require Landlord's prior written consent).


              ARTICLE 8. REPAIRS AND MAINTENANCE; ACCESS; SELF-HELP

         8.1 If the Buildings, the Parking Garage, the Complex, or any portion thereof, including, but not limited to, the elevators, boilers, engines, pipes, and other apparatus, or members or elements of the Buildings (or either of them) or the Parking Garage used for the purpose of climate control of the Buildings or operating the elevators, or of the water pipes, drainage pipes, electric lighting, or other equipment of the Buildings or the Parking Garage or the roof or outside walls of the Buildings or the Parking Garage and also the Premises improvements, including, but not limited to, the carpet, wall covering, doors, and woodwork, become damaged or are destroyed through the negligence, carelessness, or misuse of Tenant, its agents, employees, licensees, invitees, subtenants, or anyone permitted by Tenant to be in the Building or the Parking Garage, or through it or them, then the cost of the necessary repairs, replacements, or alterations shall be borne by Tenant who shall forthwith pay the same on demand to Landlord as Additional Rent. Landlord shall have the exclusive right, but not the obligation, to make any repairs, replacements or alterations necessitated by such damage or destruction.

         8.2 Tenant agrees, at its sole cost and expense, to repair or replace any damage or injury done to the Complex, or any part thereof, caused by Tenant, Tenant's agents, employees, licensees, or invitees which Landlord elects not to repair. Tenant shall not injure the Complex or the Premises and shall maintain the Premises in a clean, attractive condition and in good repair. If Tenant fails to keep the Premises in such good order, condition, and repair as required hereunder to the reasonable satisfaction of Landlord, Landlord may restore the Premises to such good order and condition and make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant's property or business by reason thereof, and upon completion thereof, Tenant shall pay to Landlord, as Additional Rent, upon demand, the cost of restoring the Premises to such good order and condition and of the making of such repairs, plus an additional administrative charge equal the administrative charge customarily charged by landlords of similar first-class office buildings in the Greater Hartford area for such service. Upon the Expiration Date or the earlier termination of this Lease, Tenant shall surrender and deliver up the Premises to Landlord in the same condition in which they existed at the Commencement Date (excepting only ordinary wear and tear, casualty and condemnation). Upon the Expiration Date or the earlier termination of this Lease, Landlord shall have the right to re-enter and take possession of the Premises.

         8.3 Landlord or Landlord's officers, agents, and representatives shall have the right to enter all parts of the Premises at all reasonable hours upon reasonable advance notice to Tenant (except in cases of emergency when no notice shall be required) to inspect, clean, make repairs, alterations, and additions to the Building or the Premises which it may deem necessary or desirable, or to show the Premises to prospective tenants, mortgagees or purchasers of the Complex, or to provide any service which it is obligated or elects to furnish to Tenant; and Tenant shall not be entitled to any abatement or reduction of Rent by reason thereof. Landlord shall have the right to enter the Premises without notice at any time and by any means in the case of an emergency. In the third (3rd) and sixth (6th) Lease Years of the Term, and during the second (2nd) Lease Year of the Second Renewal Period and the Third Renewal Period, Landlord shall be entitled, upon not less than six (6) months' advance written notice to Tenant (the "Special Maintenance Notice"), to perform special maintenance in the Complex which requires a complete shutdown of all electrical feeders and circuits in the Premises (the "Special Maintenance") for a period of twenty-four (24) hours (the Special Maintenance Period"). The Special Maintenance Period shall be on a non-holiday weekend. Tenant's access to the Premises during such Special Maintenance Period shall be established by Landlord in its sole and absolute discretion ("Tenant's Access Parameters").


                 ARTICLE 9. TENANT'S EQUIPMENT AND INSTALLATIONS

         If heat-generating machines or equipment, including telephone equipment (to the extent such equipment is not typical of normal office installations), cause the temperature in the Premises, or any part thereof, to exceed the temperatures the Building's air conditioning system would be able to maintain in such Premises were it not for such heat generating equipment, then Landlord reserves the right to install supplementary air conditioning units in the Premises, and the cost thereof, including the actual, reasonable cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord, as Additional Rent.

         Except for customary office equipment used for general office purposes, including personal computers and other equipment having similar or lower electrical consumption, Tenant shall not install within the Premises any fixtures, equipment, or facilities, without the specific written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall not, without the specific written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, install or maintain any apparatus or device within the Premises which shall increase the usage of electrical power or water for the Premises to an amount greater than would be normally required for general office use for space of comparable size in the Greater Hartford area and if any such apparatus or device is so installed, Tenant agrees to pay Landlord for any additional costs of utilities as the result of said installation, as Additional Rent.


                            ARTICLE 10. FORCE MAJEURE

         It is understood and agreed that with respect to any service to be furnished or obligations to be performed by Landlord for Tenant that in no event shall Landlord be liable for failure to furnish or perform the same when prevented from doing so by strike, lockout, breakdown, accident, supply, or inability by the exercise of reasonable diligence to obtain supplies, parts, or employees necessary to furnish such service or meet such obligation; or because of war or other emergency or for any cause beyond Landlord's reasonable control; or for any cause due to any act or omission of Tenant or its agents, employees, licensees, invitees, or any persons claiming by, through, or under Tenant (individually and collectively referred to herein as "force majeure").


                  ARTICLE 11. MECHANICS AND MATERIALMAN'S LIENS

         11.1 Tenant shall not suffer or permit any mechanic's or materialman's lien to be filed against the Premises or the Complex or any portion thereof, by reason of work, labor, services, or materials supplied or claimed to have been supplied to Tenant. Nothing herein contained shall be deemed or construed in any way as constituting the consent or request of Landlord, expressed or implied, by inference or otherwise, for any contractor, subcontractor, laborer, or materialman to perform any labor or to furnish any materials or to make any specific improvement, alteration, or repair of or to the Premises or any portion of the Complex; nor of giving Tenant any right, power, or authority to contract for, or permit the rendering of, any services or the furnishing of any materials that could give rise to the filing of any mechanic's or materialman's lien against the Premises, the Complex or any portion thereof.

         11.2 If any such mechanic's or materialman's lien shall at any time be filed against the Premises or any portion of the Complex as the result of any act or omission of Tenant, Tenant covenants that it shall, within thirty (30) days after Tenant has notice of the claim for lien, procure the discharge thereof by payment or by giving security or in such other manner as is or may be required or permitted by law or which shall otherwise reasonably satisfy Landlord. If Tenant fails to take such action, Landlord, in addition to any other right or remedy it may have, may take such action as may be reasonably necessary to protect its interests, including, without limitation, making payment to any such lienor and charging Tenant the amount thereof as Additional Rent. Any amounts paid by Landlord in connection with such action, all other expenses of Landlord incurred in connection therewith, including reasonable attorneys' fees, Court costs, and other necessary disbursements, shall be repaid by Tenant to Landlord on demand, as Additional Rent.

                              ARTICLE 12. INSURANCE

         12.1 Landlord, with respect to the Building, the Parking Garage, and the Complex, shall maintain or cause to be maintained, throughout the Term, a policy or policies of commercial general liability insurance with limits of liability of not less than Five Million Dollars ($5,000,000.00) combined single limit and aggregate limit. Such coverage may be provided by a combination of commercial general liability and excess liability and/or umbrella policies. Each such policy shall contain coverage for personal injury, advertising injury (subject to the exclusions found in ISO form CG 0001 (7/98) and premises operations. In addition, Landlord shall maintain, or cause to be maintained, a policy or policies of Special Form (All Risk) property insurance (including sprinlder leakage and water damage coverage) insuring the full replacement cost of the Building (other than any Alterations) and the Parking Garage, exclusive of foundations and excavations). In addition, upon written request by Tenant, Landlord shall furnish Tenant with certificates of insurance evidencing that Landlord is maintaining the insurance required to be maintained by Landlord pursuant to this Section 12.1, which certificate shall include a standard undertaking by the insurer to notify Tenant at least thirty (30) days prior to a cancellation or non-renewal of such policies. Receipt of a certificate or certificates of insurance from Landlord which indicate that Landlord is carrying less coverage than is required under this Section 12.1 will not constitute a waiver of Landlord's obligations to fulfill said insurance requirements. Notwithstanding anything to the contrary contained in this Section 12.1, Tenant may self-insure the requirements of this Section 12.1.

         12.2     Intentionally Omitted.

         12.3 Tenant shall maintain, at its sole cost and expense, commercial general liability insurance (including coverage for bodily injury and death, property damage, fire, legal liability, advertising injury (subject to the exclusions found in ISO form CG 0001(7/98), premises operations, and owner's contractors protective liability with respect to the Premises) in a form and with an insurance company acceptable to Landlord in a minimum amount of Five Million and 00/100 Dollars ($5,000,000.00) combined single limit, and shall include Contractual Liability coverage. Such insurance shall be maintained at all times during the Term, and Tenant shall cause a current and valid certificate of such policy to be deposited with Landlord. If Tenant fails to have a current and valid certificate of such policy on deposit with Landlord at all times during the Term, then Landlord shall have the right, but not the obligation, to obtain such insurance coverage, and Tenant shall be obligated to pay Landlord the amount of the premiums applicable to such insurance coverage within ten (10) days after Tenant's receipt of Landlord's request for payment thereof, as Additional Rent. Landlord shall be named as an additional insured on such policies.

         12.4 Tenant shall maintain, at its sole cost and expense, (1) workers' compensation insurance in amounts required by law; and (ii) employers' liability coverage in an amount not less than $1,000,000 per occurrence.

         12.5 At the reasonable request of Landlord, Tenant shall adjust annually the amount of the coverage established in Section 12.3 hereof to such amount as Landlord determines.

         12.6 Tenant shall maintain, in its sole cost and expense, on a Special Causes of Loss, Replacement Cost basis, commercial property insurance on Tenant's personal property, trade fixtures and Alterations, with an insurance company reasonably acceptable to Tenant. Landlord shall be named as loss payee on all policies insuring Alterations.

         12.7 Notwithstanding anything in this Lease to the contrary, Landlord and Tenant each hereby waives any and all rights of recovery, claim, action, or cause of action against the other, its agents, employees, licensees, or invitees for any loss or damage to or at the Premises or the Complex or any personal property of such party therein or thereon by reason of fire, the elements, or any other cause which would be insured against under the terms of the insurance policies referred to hereinabove, regardless of cause or origin, including omission of the other party hereto, its agents, employees, licensees, or invitees. Landlord and Tenant shall obtain waivers of such subrogation tights from its property insurers. The parties hereto agree that any and all such insurance policies required to be carried by either shall be endorsed with a subrogation clause, substantially as follows: "This insurance shall not be invalidated should the insured waive, in writing prior to a loss, any and all right of recovery against any party for loss occurring to the property described therein," and shall provide that such parts insurer waives any right of recovery against the other party in connection with any such loss or damage.

         12.8 Tenant shall deliver a certificate of insurance evidencing the coverages required under Sections 12.3, 12.4 and 12.6 hereof (or such other evidence as Landlord may reasonably request) by the Commencement Date, and at such other time, within thirty (30) days of Landlord's written request. Each policy will provide that Landlord shall receive at least thirty (30) days' prior written notice of modification, cancellation or non-renewal of such policy or policies.

         12.9 In the event Tenant's manner of occupancy or conduct of business in or on the Premises, whether or not Landlord has consented to the same, results in any increase in premiums for the insurance carried from time to time by Landlord with respect to the Complex, Tenant shall pay any such increase in premiums as Additional Rent within ten (10) days after bills for such additional premiums shall be rendered by Landlord. In determining whether increased premiums are a result of Tenant's use or occupancy of the Premises, a schedule issued by the organization computing the insurance rates on the Complex showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up such rate. Tenant shall promptly comply with all reasonable requirements of the insurance authority or of any insurer now or hereafter in effect relating to the Premises, the Buildings or the Parking Garage.


                           ARTICLE 13. QUIET ENJOYMENT

         Provided Tenant has performed all of its obligations under this Lease, including, but not limited to, the payment of Rent and all other sums due hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance by Landlord, subject to the provisions and conditions set forth in this Lease.


                             ARTICLE 14. ALTERATIONS

         14.1 Except as herein expressly provided to the contrary, Tenant agrees that it shall not make or allow to be made any alterations, additions, or improvements in or to the Premises (individually referred to herein as an "Alteration," and collectively referred to herein as "Alterations") without first obtaining the written consent of Landlord in each instance, which consent may be conditioned, given, or withheld in Landlord's sole discretion as to Alterations which adversely affect the structure or exterior of the Building, and which shall not be unreasonably withheld, conditioned or delayed in all other circumstances. Notwithstanding the foregoing, Landlord's consent shall not be required under the following limited circumstances: (a) the Alteration is either repainting, replacement of floor covering (to the extent that the replacement floor covering is not installed by means of a permanent adhesive) or replacement or installation of wall coverings; or (b) the Alteration consists of changes to electrical circuits from existing electrical panel boards not in excess of 277 volts ("De Minimus Alterations"), provided, however, that the provisions of this Section 14.1 regarding providing Landlord with plans and specifications with respect to an Alteration shall apply. At the time of said request, or prior to Tenant making a De Mininius Alteration, Tenant shall submit to Landlord plans and specifications of the proposed Alterations, and, with respect to Alterations other than De Minimus Alterations, Landlord shall have a period of not more than fifteen (15) days therefrom in which to review and approve or disapprove said plans and specifications. Tenant shall pay to Landlord upon demand the reasonable cost and expense of Landlord in (i) reviewing said plans and specifications, and (ii) inspecting the Alterations to determine whether the same are being performed in accordance with the approved plans and specifications and all laws and requirements of public authorities, including, without limitation, the fees of any architect or engineer employed by Landlord for such purpose, provided that if such cost is for Tenant's internal review or inspection, then such cost may not exceed the market-based cost of such review or inspection by an independent third party consultant. In any instance where Landlord grants such consent, and permits Tenant to use its own contractors, laborers, materialmen, and others furnishing labor or materials for Tenant's construction (collectively, "Tenant's Contractors"), Landlord's consent shall be deemed conditioned upon each of Tenant's Contractors (iii) being approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed; (iv) working in harmony and not interfering with any laborer utilized by Landlord, Landlord's contractors, laborers, or materialmen and if at any time such entry by one or more persons furnishing labor or materials for Tenant's work shall cause such disharmony or interference, the consent granted by Landlord to Tenant may be immediately rescinded by Landlord; and (v) furnishing Landlord with evidence of acceptable commercial general liability insurance, worker's compensation coverage and if reasonably required by Landlord, completion bonding. Tenant, at its expense, shall obtain, and provide to Landlord prior to the commencement of any Alteration (including a De Minimus Alteration) all necessary governmental permits and certificates for the commencement and prosecution of Alterations, and for final approval thereof upon completion, and shall cause any Alterations to be performed in compliance therewith and with all applicable laws and requirements of public authorities and with all applicable requirements of insurance bodies. All Alterations shall be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to the then standards for the Building established by Landlord. Upon the completion of any Alteration, Tenant shall provide Landlord originals of all waivers or releases of lien, and contractor's affidavits, from each of Tenant's contractors and subcontractors, as well as -built drawings, stamped and sealed by a licensed architect, showing all Alterations made to the Premises or the Building. No Alterations to the Building or the Premises shall be removed by Tenant either during the Term or upon the Expiration Date or the earlier termination of this Lease without the express written approval of Landlord, which approval may be withheld or conditioned in Landlord's sole and absolute discretion. Tenant shall not be entitled to any reimbursement or compensation resulting from its payment of the cost of constructing all or any portion of said Alterations unless otherwise expressly agreed by Landlord in writing. Tenant agrees specifically that no food, soft drink, or other vending machine shall be installed within the Premises, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

         14.2 Landlord's approval of Tenant's plans for Alterations shall impose no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules, and regulations of governmental agencies or authorities, including, but not limited to, the Americans with Disabilities Act, as amended, and all rules and regulations promulgated thereunder (collectively the "ADA").

         14.3 At least five (5) business days prior to the commencement of any work permitted to be done by persons requested by Tenant on the Premises, Tenant shall notify Landlord in writing of the proposed work and the names and addresses of Tenant's Contractors. During any such work on the Premises, Landlord, or its representatives, shall have the right to go upon and inspect the Premises at all reasonable times, and shall have the right to post and keep posted thereon building permits or to take any further action which Landlord may deem to be proper for the protection of Landlord's interest in the Premises and the Complex.

         14.4 Landlord may require that Tenant remove any or all Alterations (other than telecommunications or data cabling, wiring or conduits) on or prior to the Expiration Date or the earlier termination of this Lease. Tenant may request, at the time of requesting consent to an Alteration, or at the time of providing plans and specifications with respect to a De Minimus Alteration, that Landlord indicate whether it will require that the Alteration or De Minimus Alteration be removed on or prior to the Expiration Date or the earlier termination of this Lease (the "Removal Requirement"; Tenant's request for a determination of a Removal Requirement is referred to herein as "Tenant's Inquiry"). If Landlord does not impose the Removal Requirement within fifteen
(15) days after Tenant's Inquiry, and does not impose the Removal Requirement with five (5) business days after a second Tenant's Inquiry, then Landlord shall be deemed not to have imposed the Removal Requirement with respect to the applicable Alteration or De Minimus Alteration. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be required to remove any Alterations which, in Landlord's sole but reasonable opinion, would not require above-standard demolition costs to remove.

             ARTICLE 15. FURNITURE, FIXTURES, AND PERSONAL PROPERTY

         15.1 Tenant, at its sole cost and expense, may remove its trade fixtures, office supplies and moveable office furniture, furnishings and equipment not attached to the Premises provided:

                  (a) such removal is made prior to the Expiration Date or the earlier termination of this Lease.

                  (b) Tenant is not in default of any obligation or covenant under this Lease at the time of such removal; and

                  (c) Tenant promptly repairs all damage caused by such removal.

         15.2 If Tenant does not remove its trade fixtures, office supplies, moveable furniture, and equipment prior to the Expiration Date or the earlier termination of this Lease (unless prior arrangements have been made with Landlord and Landlord has agreed in writing to permit Tenant to leave such items in the Premises for an agreed period), then, in addition to its other remedies hereunder, at law or in equity, Landlord shall have the right to have such items removed and stored at Tenant's sole cost and expense and all damage to the Complex or the Premises resulting from said removal shall be repaired at the cost of Tenant. All other property in the Premises, any Alterations to the Premises (including wall-to-wall carpeting, paneling, wall covering, specially constructed or built-in cabinetry or bookcases), and any other article attached or affixed to the floor, wall, or ceiling of the Premises shall become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof on the Expiration Date or earlier termination of this Lease, regardless of who paid therefor; and Tenant hereby waives all rights to any payment or compensation therefor.

         15.3 All the furnishings, fixtures, equipment, effects, and property of every kind, nature, and description of Tenant and of all persons claiming by, through, or under Tenant which, during the Term of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises or elsewhere on the Complex shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water, or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft, or from any other cause, no part of said loss or damage is to be charged to or be borne by Landlord unless the same is both
(i) due to the gross negligence of Landlord and (ii) not otherwise subject to the waiver of subrogation provisions of Article 12 hereof.


                            ARTICLE 16. TENANTS TAXES

         During the Term hereof, Tenant shall pay, prior to delinquency, all business and other taxes, charges, notes, duties, and assessments levied, and rates or fees imposed, charged, or assessed against or in respect of Tenant's occupancy of the Premises (or the rents payable by Tenant under this Lease) or in respect of the personal property, trade fixtures, furnishings, equipment, and all other personal property of Tenant contained in the Building, or in respect to the Alterations ("Tenant's Taxes"), and shall hold Landlord harmless from and against all payment of such taxes, charges, notes, duties, assessments, rates, and fees, and against all loss, costs, charges, notes, duties, assessments, rates, and fees, and any and all such taxes. Tenant shall cause said fixtures, furnishings, equipment, other personal property, and Alterations to be assessed and billed separately from the real and personal property of Landlord. In the event any or all of Tenant's fixtures, furnishings, equipment, other personal property, or Alterations shall be assessed and taxed with Landlord's real property, Tenant shall pay to Landlord, as Additional Rent, Tenant's share of such taxes within thirty (30) days after delivery to Tenant by Landlord of a statement (a "Tax Statement") in writing setting forth the amount of such taxes applicable to Tenant, Tenant's property and Alterations. Upon written request by Tenant to Landlord, Landlord shall provide copies of tax bills with respect to Tenants Taxes. Further, Tenant shall have the same audit rights with respect to Tenant's Taxes upon receipt of a Tax Statement as Tenant has with respect to Operating Expenses upon receipt of a Reconciliation Statement (as set forth in Sections 5.4 and 5.5 hereof), and in such regard, the provisions of Sections 5.4 and 5.5 hereof shall apply to Tenant's audit rights with respect to Tenant's Taxes, MUTATIS MUTANDIS.


                      ARTICLE 17. ASSIGNMENT AND SUBLETTING

         17.1 Neither Tenant nor Tenant's legal representatives or successors-in-interest, by operation of law or otherwise, shall assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest therein, or permit the use of a desk or other space within the Premises by any third party other than: (i) a third party which uses the space on a temporary, non-recurrent basis in connection with providing services to Tenant; or (ii) regulators or auditors, and any attempt to do so without the prior express written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, shall be void, of no effect, and constitute an Event of Default hereunder. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation hereof shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or shall, at the option of Landlord, operate as an assignment to Landlord of Tenant's interest in any or all such subleases. Notwithstanding the foregoing, each sublease must contain a provision whereby the sublessee agrees that upon notice from Landlord to the sublessee that an Event of Default by Tenant has occurred under this Lease, the sublessee will pay all sublease rents then and thereafter payable, to Landlord, and Tenant hereby assigns such sublease rents to Landlord for the period from and after the delivery of such notice to such sublessee. Further notwithstanding anything to the contrary contained in this Lease, Landlord may withhold its consent, in its sole and absolute discretion, to a proposed subtenant or assignee (including an "Affiliate" or "Subsidiary," both as defined herein, of Tenant) which is engaged in a business or line of commerce which directly competes with Landlord or any parent, subsidiary or affiliate of Landlord.

         17.2 A sale, transfer, pledge, or hypothecation by Tenant of all or substantially all of its assets or all or substantially all of its stock, or if Tenant is a publicly traded corporation, a merger of Tenant- with another corporation or a sale of fifty percent (50%) or more of its stock or a sale of substantially all its assets; or the sale, transfer, pledge, or hypothecation of fifty percent (50%) or more of the stock of Tenant if Tenant's stock is not publicly traded; or the sale, transfer, pledge, or hypothecation of fifty percent (50%) or more of the beneficial ownership interest in Tenant if Tenant is a partnership, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, shall, in any of the foregoing cases (each referred to herein as a "Deemed Assignment"; the purchaser of assets, purchaser of stock, or purchaser of partnership interests, as the case may be, is referred to herein as a "Deemed Assignee"), and whether or not accomplished by one or more related or unrelated transactions, constitute a prohibited assignment of this Lease and an Event of Default hereunder. Notwithstanding the foregoing, Landlord's consent shall not be required with respect to a Deemed Assignment to a Deemed Assignee which has either (i) an investment grade debt rating of at least "BBB" as determined by Standard & Poor's Corporation or (ii) a rating of at least "Baa2" as determined by Moody's Investors Services, Inc. as to long-term senior unsecured debt (or the equivalent for issuers which do not have long-term senior unsecured debt (the "Financial Tests"), provided that Tenant gives Landlord not less than ten (10) days' advance written notice of such Deemed Assignment.

         17.3 If Tenant should desire to assign this Lease or sublease the Premises or any portion thereof, and if such proposed assignment or subletting requires Landlord's consent pursuant to this Article 17, then Tenant shall give Landlord written notice of such desire to make such assignment or effect such sublease. At the time of giving such notice, Tenant shall provide Landlord with a copy of the proposed assignment or sublease document, and such information as Landlord may reasonably request concerning the proposed assignee or sublessee to assist Landlord in making an informed judgment regarding the financial condition (with respect to a sublessee only), reputation, operation, and general desirability of the proposed assignee or sublessee. Landlord shall then have a period of thirty (30) days following receipt of such notice and such information within which to notify Tenant in writing of Landlord's election to:

                  (a) recapture the space so affected by terminating this Lease as to such space as of the date specified by Tenant (the "Specified Date"), in which event Tenant shall be relieved of all further obligations hereunder after the Specified Date as to the Premises or said portion thereof, after paying all Rent due as of the Specified Date, and after vacating the affected space on or before the Specified Date in accordance with the provisions of Section 3.3,
                           Section 8.2, and Articles 14 and 15 hereof.

                  (b) permit Tenant to assign or sublet the Premises or said portion thereof in accordance with the terms of the proposed assignment or sublet document; or

                  (c) refuse to give its consent to Tenant's assignment or subleasing of the Premises or said portion thereof (provided that Landlord shall not be entitled to unreasonably refuse its consent and further provided that Landlord must give Landlord an explanation for refusing to give its consent) and to continue this Lease in full force and effect as to the entire Premises.

         Landlord and Tenant agree that, in the event of any approved assignment or subletting, the rights of any such assignee or sublessee of Tenant herein shall be subject to all of the terms, conditions, and provisions of this Lease, including, without limitation, restriction on use, assignment, and subletting and the covenant to pay Rent. Landlord may collect Rent directly from such assignee or sublessee and apply the amount so collected to the Rent herein reserved. No such consent to or recognition of any such assignment or subletting shall constitute a release of Tenant, or any guarantor of Tenant's performance hereunder ("Guarantor"), from further performance by Tenant or such Guarantor of covenants undertaken to be performed by Tenant herein. Tenant and/or such Guarantor shall remain liable and responsible for all Rent and other obligations herein imposed upon Tenant. Tenant shall pay all of Landlord's costs in connection with any such assignment of subletting, including, without limitation, attorneys' fees and the fees of any real estate broker employed by Landlord to consult with Landlord and/or Tenant with regard to such assignment or subletting. Consent by Landlord to a particular assignment, sublease, or other transaction shall not be deemed a consent to any other or subsequent transaction. In any case, if Landlord consents to any such assignment, sublease, or other transaction, Tenant shall pay any reasonable attorneys' fees incurred by Landlord in connection with such transaction. All documents utilized by Tenant to evidence any subletting or assignment for which Landlord's consent has been requested, shall be subject to prior approval by Landlord or its attorney, which approval shall not be unreasonably withheld, conditioned or delayed. If any Rent payable to Tenant by any sublessee, assignee, licensee, or other transferee exceeds the sum of: (1) the Rent reserved herein (which in the case of a sublease, shall mean the pro-rated portion of such Rent attributable to the subleased premises) and (2) Tenant's reasonable out-of-pocket costs in connection with such sublease, assignment, license or transfer, then Tenant shall be bound and obligated to pay Landlord fifty percent (50%) of such excess within ten (10) days following receipt thereof by Tenant from such sublessee, assignee, licensee, or other transferee, as the case might be, as Additional Rent.

         17.4 If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. Section 101 et. seq. (the "Bankruptcy Code"), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord, and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any such monies or other consideration not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid or delivered to Landlord. Any person or entity to whom this Lease is so assigned shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease as of the date of such assignment. Any such assignee shall, upon demand therefor, execute and deliver to Landlord an instrument confirming such assumption.

         17.5 Notwithstanding anything to the contrary in this Article 17, in no event shall Tenant have the right to assign this Lease or sublet all or a portion of the Premises if an "Event of Default," as defined herein, has occurred and is continuing.

         17.6     Notwithstanding anything to the contrary contained in this
Article 17 (but subject, however to the provisions of the last sentence of Section 17.1), Tenant shall be entitled to assign this Lease, or sublet all or a portion of the Premises, without Landlord's consent: (i) to an entity which is owned by, controlled by, or under common control with, Tenant (a "Subsidiary");
(ii) to an entity which is owned by, controlled by, or under common control with, Tenant's parent company (an "Affiliate"); (iii) in connection with a merger, consolidation or other reorganization involving Tenant, provided that the merged, consolidated, or reorganized corporation meets one of the Financial Tests, and further provided that Tenant gives Landlord not less than ten (10) days' advance written notice of such merger, consolidation or reorganization; or
(iv) in connection with the sale of all or substantially all of Tenant's assets (provided that the purchaser of such assets meets either of the-Financial Tests) (circumstances (i) -- (iv) above are sometimes referred to herein as "Control Transactions"); provided, however, that within ten (10) days after the Control Transaction, Tenant gives Landlord: (x) written notice of the details of the Control Transaction and (y) an executed assignment and assumption agreement, or sublease, as applicable, in form acceptable to Landlord, with respect to such Control Transaction.

         17.7     Notwithstanding anything to the contrary contained in this
Article 17, should Tenant: (i) enter into a Control Transaction with a party which directly competes with Landlord or any parent, subsidiary or affiliate of Landlord; or (ii) absent a Control Transaction, enter into direct competition with Landlord or any parent, subsidiary or affiliate of Landlord, then in either such event, Landlord shall be entitled to terminate this Lease by giving Tenant not less than thirty (30) months' prior written notice of its election to terminate this Lease.

                       ARTICLE 18. DAMAGE AND DESTRUCTION

         18.1 If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. If the Building shall be damaged by fire or other casualty and any of the following applies: (a) substantial alteration or reconstruction of the Building is, in Landlord's reasonable opinion, required (whether or not the Premises shall have been damaged by such fire or other casualty); (b) any mortgagee under a mortgage or any holder of a deed of trust now or hereafter covering the Building requires that the insurance proceeds payable as a result of said fire or other casualty be used to reduce or retire the mortgage or deed of trust debt, (c) the Building is damaged as a result of a risk that is not covered by Landlord's insurance, or
(d) the Premises is materially damaged during the last year of the Term, then, in any such event, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within ninety (90) days after the date of such damage or casualty, in which event the Rent hereunder shall be abated as of the date of such damage, Landlord shall refund to Tenant any prepaid Rent, and Tenant shall vacate the Premises in accordance with the requirements of Sections 3.3 and 8.2 and Articles 14 and 15 hereof

         18.2 If Landlord does not elect to terminate this Lease as herein provided, then to the extent of the insurance proceeds available to Landlord therefor, Landlord shall repair and restore the Building and/or the Premises with reasonable dispatch (and shall commence such restoration within sixty (60) days after such casualty) to substantially the same condition in which they were immediately prior to the fire or other casualty, except that Landlord shall not be required to rebuild, repair, or replace any part of Tenant's furniture, fixtures, furnishings, or equipment or any Alterations. Landlord shall not be liable for any inconvenience, annoyance, or injury done to the business of Tenant resulting in any way from such damage or the repair thereof and Tenant's obligations to pay Rent shall continue unabated, except Landlord shall allow Tenant an equitable reduction of Rent during the time and to the extent the Premises arc unfit for occupancy.

         18.3 If the Premises or the Building shall be totally or partially damaged by fire or other casualty resulting from the fault or negligence of Tenant, or its agents, employees, licensees, or invitees, such damage shall be repaired by and at the expense of Tenant (to the extent that such destruction or damage is not covered by the waiver of subrogation provisions of Article 12 hereof) under the direction and supervision of Landlord, and Rent shall continue without abatement.

         18.4 If the Premises shall be totally or partially damaged by fire or other casualty, then Base Rent and Additional Rent shall abate in proportion to the portion of the Premises which become untenantable, from the date of such casualty until the earlier to occur of: (1) the date when this Lease is terminated pursuant to this Article 18 and (ii) five (5) days after the date when the Premises (other than any Alterations) are substantially restored to their condition prior to such fire or other casualty.

         18.5 If: (i) the Premises shall be totally or partially damaged by fire or other casualty and such damage is not capable of substantial restoration within one hundred eighty (180) days after the date of such damage, and (ii) such damage materially and adversely interferes with Tenant's business operations in the Premises, then Tenant may, by written notice to Landlord within forty-five (45) days after the date of such casualty, terminate this Lease as of the date of occurrence of such damage. If neither Landlord nor Tenant terminates this Lease pursuant to this Article 18 and Landlord does not substantially restore any damage to the Premises which materially and adversely interferes with Tenant's business operations in the Premises within two hundred seventy (270) days after the date of damage, as extended by "force majeure," as defined herein, then Tenant may, terminate this Lease by written notice to Landlord within five (5) days after the end of such two hundred seventy (270) day period.


                            ARTICLE 19. CONDEMNATION

         If there shall be taken by exercise of the power of eminent domain, or by conveyance in lieu thereof, during the Term any material part of the Premises, the Building, the Rogers Building, or the Complex, Landlord may elect to terminate this Lease upon written notice to Tenant within sixty (60) days after the date of such taking or transfer in lieu thereof or to continue the same in effect. All compensation awarded for any taking (or the proceeds of a private sale in lieu thereof) of the Premises, the Building, the Rogers Building, or the Complex shall be the property of Landlord, and Tenant hereby assigns its interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for the taking of Tenant's movable trade fixtures and other personal property or moving expenses if a separate award for such items is made to Tenant and such separate award does not reduce Landlord's award. If this Lease is terminated as a result of any such exercise of the power of eminent domain, Rent shall be payable up to the date that possession is taken by the condemning authority Landlord shall refund to Tenant any prepaid unaccrued Rent, less any sum then owing by Tenant to Landlord and Tenant shall have no claim against Landlord for the value of any unexpired portion of the Term. If such condemnation does not result in the termination of this Lease, the Rent thereafter to be paid shall be proportionately reduced as to the space affected.


                           ARTICLE 20. INDEMNIFICATION

         20.1 Tenant agrees to defend, with counsel reasonably approved by Landlord, all actions against Landlord, any partner, member, trustee, stockholder, officer, director, employee, or beneficiary of Landlord, holders of mortgages or deeds of trust secured by the Premises or the Complex and any other party having an interest therein (collectively the "Landlord Indemnified Parties") with respect to, and to pay, protect, indemnify, and save harmless, to the extent permitted by law, all Landlord Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, .suits, claims, demands, or judgments of any nature to which any Landlord Indemnified Party is subject because of its estate or interest in the Premises or the Complex arising from
(i) injury to or death of any person, or damage to or loss of property, on the Premises (except to the extent caused by Landlord's negligence or willful misconduct), or, to the extent caused by or attributable to Tenant, on the Complex, or, in any of the foregoing cases, connected with the use, condition, or occupancy of the Premises, (ii) violation of this Lease by or attributable to Tenant, or (iii) any act, fault, omission, or other misconduct of Tenant or its agents, contractors, licensees, sublessees or invitees. Tenant agrees to use and occupy the Premises and other facilities of the Complex at its own risk, and hereby releases the Landlord Indemnified Parties from any and all claims for any damage or injury to the fullest extent permitted by law.

         20.2 Landlord agrees to defend, with counsel reasonably approved by Tenant, all actions against Tenant, and any partner, member, trustee, stockholder, officer, director, employee, or beneficiary of Tenant (collectively the "Tenant Indemnified Parties") with respect to, and to pay, protect, indemnify, and save harmless, to the extent permitted by law, all Tenant Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands, or judgments of any nature to which any Tenant Indemnified Party is subject because of its estate or interest in the Premises arising from the gross negligence or willful misconduct of Landlord or its agents, contractors, licensees or invitees.

         20.3 Tenant agrees that Landlord shall not be responsible or liable to Tenant, its agents, employees, licensees, or invitees for fatal or non-fatal bodily injury or property damage occasioned by the acts or omissions of any other tenant, or such other tenant's agents, employees, licensees, or invitees, of the Property.


                               ARTICLE 21. DEFAULT

         21.1 The term "Event of Default" refers to the occurrence of any one (1) or more of the following:

                  (a) Failure of Tenant to pay when due any sum required to be paid hereunder (a "Monetary Default"); provided that Tenant shall not be in Monetary Default on account of such late payment if Tenant pays the overdue amount within five (5) days after written notice of such late payment (and further provided that Tenant shall be entitled to only two (2) written notices of late payment in any twelve (12) month period);

                  (b) Failure of Tenant, after thirty (30) days' written notice thereof to perform any of Tenant's obligations, covenants, or agreements (except such failure which constitutes a Monetary Default), provided that if such failure is not reasonably capable of being cured within such thirty (30) day period, then within such additional period of time as is reasonable under the circumstances, provided that Tenant diligently prosecutes such cure at all times during such additional period;

                  (c) If Tenant, or any Guarantor, admits in writing that it cannot meet its obligations as they become due; or is declared insolvent according to any law; or assignment of Tenant's or Guarantor's property is made for the benefit of creditors; or a receiver or trustee is appointed for Tenant or Guarantor, or either of their properties; or the interest of Tenant or Guarantor under this Lease is levied on under execution or other legal process; or any petition is filed by or against Tenant or Guarantor to declare Tenant or Guarantor bankrupt or to delay, reduce, or modify Tenant's or Guarantor's debts or obligations; or any petition is filed or other action taken to reorganize or modify Tenant's or Guarantor's capital structure if Tenant or Guarantor, as the case may be, is a corporation or other entity. Any such levy, execution, legal process, or petition filed against Tenant or Guarantor shall not constitute a breach of this Lease provided Tenant or Guarantor, as the case may be, shall vigorously contest the same by appropriate proceedings and shall remove or vacate the same within ninety (90) days from the date of its creation, service, or filing;

                  (d) The discovery by Landlord that any financial statement given by Tenant or any of its assignees, subtenants, successors-in-interest, or Guarantor, was materially false when given to Landlord; or

                  (e) If Tenant or Guarantor shall die, cease to exist as a corporation or partnership, or be otherwise dissolved or liquidated or become insolvent, or shall make a transfer in fraud of creditors.

         21.2 Upon any Event of Default by Tenant, Landlord, at its option, may pursue one or more of the following remedies without notice or demand in addition to all other rights and remedies provided for in law or in equity:

                  (a) Terminate this Lease, in which event Tenant shall immediately surrender possession of the Premises to Landlord;

                  (b) Enter upon or take possession of the Premises and its contents and expel or remove Tenant, any other occupant, and any contents therefrom using such force as may be reasonably necessary, with or without having terminated the Lease and without being liable for prosecution of any claim of damages therefor; and/or

                  (c) In connection with any action taken by Landlord under Sections 2 1.2(a) or (b) above, alter locks and other security devices from the Premises without being liable for prosecution of any claim of damages therefor.

         21.3 If Landlord shall exercise any one or more remedies hereunder granted or otherwise available, such exercise shall not be deemed to be an acceptance or surrender of the

Premises by Tenant whether by agreement or by operation of law; it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant. No alteration of security devices and no removal or other exercise of dominion by Landlord over the property of Tenant or others in the Premises shall be deemed unauthorized or constitute a conversion, Tenant hereby consenting to the aforesaid exercise of dominion over Tenant's property within the Premises after any Event of Default. All claims for damages by reason of such reentry and/or repossession and/or alteration of locks or other security devices are hereby waived as are all claims for damages by reason of any distress warrant, forcible detainer proceedings, sequestration proceedings, or other legal process. Tenant agrees that any reentry by Landlord may be pursuant to a judgment obtained in legal proceedings or without the necessity of legal proceedings (if permitted by law) as Landlord may elect, and Landlord shall not be liable in trespass or otherwise.

         In the event Landlord may elect to regain possession of the Premises by a summary proceeding, ejectment, or forcible detainer proceedings, Tenant hereby specifically waives, to the extent permitted by law, any statutory notice (including a notice to quit) which may be required prior to such proceeding and agrees that Landlord's execution of this Lease is consideration for this waiver.

         21.4 Should Landlord elect to terminate this Lease, Landlord may, without further notice, repossess the Premises and Tenant shall be liable as if the expiration of the term fixed in such notice were the end of the Term herein originally demised. In the event this Lease is terminated pursuant to the provisions of this subsection, Tenant shall remain liable to Landlord for damages in an amount equal to (i) the Rent which is due and owing as of the date of such termination and (ii) the Rent and other sums which would have been owing by Tenant hereunder for the balance of the Term had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to such termination after deducting all of Landlord's expenses in connection with such reletting, including, but without limitation, the expenses enumerated in Section 21.6 below. Landlord shall be entitled to collect such damages from Tenant monthly on the days on which the Monthly Rent would have been payable hereunder if this Lease had not been terminated, and Landlord shall be entitled to receive the same from Tenant on each such day.

         21.5 Alternatively, at the option of Landlord, in the event this Lease is terminated, Landlord shall be entitled to accelerate and collect from Tenant the Rent due under this Lease from the date on which the Event of Default occurred through the date which would otherwise have been the Expiration Date of this Lease, plus all "Reletting Costs," as defined in Section 21.6 below, less the present value of the then-fair rental value of the Premises for such period, plus the Rent which was due and owing as of the date of such termination. For computations of present value, the parties agree to use a six percent (6%) per annum interest rate. The foregoing, together with any other damages incurred by Landlord in connection with the termination of this Lease, shall accrue interest at the Default Interest Rate.

         21.6 Should Landlord elect not to terminate this Lease, Landlord may, without notice or demand, enter upon the Premises or any part thereof and take absolute possession of the same, and, at Landlord's option, Landlord may relet the Premises or any part thereof upon such terms and such rents as Landlord may reasonably elect (which may include, without limitation, concessions of free rent, alteration of the Premises and improvement and moving allowances). Landlord shall use reasonable efforts, but shall not be obligated, to relet the Premises, and nothing herein contained shall under any circumstances be construed so as to require Landlord to lease the Premises below the then-current market rental rates being obtained for similar office buildings in the Greater Hartford area or to lease the same to any Tenant not creditworthy or otherwise unacceptable to Landlord and shall in no way be responsible or liable for any failure to relet the Premises, or any part thereof, or for any failure to collect any rent due upon such relcuing. In the event Landlord shall elect to so relet, then any rent received by Landlord from such reletting shall be applied first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord, second, to payment of any reasonable cost of such reletting, including, without limitation, all repossession costs, legal expenses, attorneys' fees, concessions, moving and/or storage costs, alteration, remodeling and repair costs, leasing commissions, and other expenses of preparation for such reletting (collectively, "Reletting Costs"); and third, to the payment of Rent due and unpaid hereunder. Tenant shall satisfy and pay any deficiency between the rents so collected from the total of the amounts for the items listed above as "first," "second" and "third" above. In no event shall Tenant be entitled to any excess of any rent obtained by reletting over and above the items listed above as "first," "second" and "third" above.

         21.7 Tenant further agrees that Landlord may file suit from time to time to recover any sums due under the terms of this Article 21 and that no recovery of any portion due Landlord hereunder shall be a defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord. Reletting the Premises shall not be construed as an election on the part of Landlord to terminate this Lease, and notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach, whereupon the foregoing provisions of this Article 21 with respect to termination shall apply. Nothing herein shall be deemed to require Landlord to await the date whereon this Lease or the Term hereof would have expired had there been no such default by Tenant, or no such termination, as the case may be.

         21.8 Each right and remedy of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, including, but not limited to, suits for injunctive relief and specific performance. The exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity, or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord or any or all other tights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise. All such rights and remedies shall be considered cumulative and non-exclusive. All costs incurred by Landlord in connection with collecting any Rent or other amounts and damages owing by Tenant pursuant to the provisions of this Lease, or to enforce any provision of this Lease, including reasonable attorneys' fees from the date such matter is turned over to an attorney, whether or not one or more actions are commenced by Landlord, shall also be recoverable by Landlord from Tenant.

         21.9 If Tenant should fail to make any payment or cure any default hereunder within the time herein permitted, Landlord, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account of Tenant (and enter the Premises for such purpose), and thereupon, Tenant shall be obligated and hereby agrees to pay Landlord, upon demand, all reasonable costs, expenses, and disbursements, plus an administrative charge often percent (10%) of such costs, expenses and disbursements.

         21.10 Nothing contained in this Article 21 shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization, or dissolution proceeding, an amount equal to the maximum allowed by any statute or rule of law governing such a proceeding and in effect at the time when such damages are to be proved, whether or not such amount be greater, equal, or less than the amounts recoverable, either as damages or Rent, referred to in any of the preceding provisions of this Article 21. Notwithstanding anything contained in this
Article 21 to the contrary, any such proceeding or action involving bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, or appointment of a receiver or trustee, as set forth above, shall be considered to be an Event of Default only when such proceeding, action, or remedy shall be taken or brought by or against the then holder of the leasehold estate under this Lease.

         21.11 In the event of any Event of Default by Tenant, Tenant shall also be liable and shall pay to Landlord, in addition to any sums provided to be paid above, brokers' commissions incurred by Landlord in connection with reletting the whole or any part of the Premises; the costs of removing and storing Tenant's or other occupant's property; the costs of repairing, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant or tenants; and all reasonable expenses incurred by Landlord in enforcing or defending Landlord's tights and/or remedies, including reasonable attorneys' fees, whether suit is actually commenced or not.

         21.12 Landlord is entitled to accept, receive, in check or money order, and deposit any payment made by Tenant for any reason or purpose or in any amount whatsoever, and apply them at Landlord's option to any obligation of Tenant, and such amounts shall not constitute payment of any amount owed, except that to which Landlord has applied them. No endorsement or statement on any check or letter of Tenant shall be deemed an accord and satisfaction or recognized for any purpose whatsoever. The acceptance of any such check, money order or other payment shall be without prejudice to Landlord's rights to recover any and all amounts owed by Tenant hereunder and shall not be deemed to cure any other default nor prejudice Landlord's rights to pursue any other available remedy.

         21.13 In the event of any default by Landlord, Tenant's exclusive remedy shall be an action for damages, Tenant hereby waiving the benefit of any laws granting it a lien upon the property of Landlord and/or upon Rent due Landlord. Prior to any such action for damages, Tenant shall give Landlord written notice specifying such default with particularity, and Landlord shall thereupon have thirty (30) days (plus such additional reasonable period as may be required in the exercise by Landlord of due diligence) in which to cure any such default. Unless and until Landlord fails to cure any default after such notice, Tenant shall not have any remedy or cause of action by reasons thereof. All obligations of Landlord hereunder shall be construed as covenants, not conditions.

         21.14 In addition to and without limiting the foregoing, in the event of any abandonment of the Premises by Tenant, if Landlord does not elect to declare this Lease terminated, then Tenant shall remain obligated, notwithstanding any such discontinuance or cessation of operations, to perform all covenants and agreements under this Lease, including without limitation, payment of all Base Rent, and all Additional Rent and other sums provided for herein.

                        ARTICLE 22. INTENTIONALLY OMITTED


                          ARTICLE 23. OPTIONS TO RENEW

                  (a) Provided a Tenant Event of Default does not exist at the time the option may be exercised and Tenant has not assigned this Lease (other than in connection with a Control Transaction), Landlord grants Tenant the options (the "Renewal Options") to renew this Lease with respect to the entire Premises, for three (3) additional periods, the first of which (the "First Renewal Period") shall be for a period commencing on the day following the end of the original seven (7) year Term of this Lease and expiring on June 30, 2009; the second of which (the "Second Renewal Period") shall be for a period commencing on July 1, 2009 and expiring on June 30, 2014; and the third of which (the "Third Renewal Period") shall be for a period commencing on July 1, 2014 and expiring on June 30, 2019. Tenant's right to exercise its option for the Second Renewal Period shall be conditioned upon Tenant's exercise of its option for the First Renewal Period. Tenant's right to exercise its option for the Third Renewal Period shall be conditioned upon Tenant's exercise of its option for the Second Renewal Period. Each Renewal Option must be exercised by Tenant delivering written notice to Landlord at least eighteen (18) months, but not more than thirty (30) months, prior to the Expiration Date, as extended by any previously exercised Renewal Option.

                  (b) The Base Rent rate for the Renewal Periods shall be the Market Rental

Rate (as hereinafter defined). The Market Rental Rate is the then prevailing rental rate then being charged by landlords (including Landlord) in the Greater Hartford, Connecticut area on leases to tenants of a similar credit quality to Tenant for space of similar quality and size as the Premises, taking into account all relevant factors.

                  (c) Within fifteen (15) days after Tenant's exercise of each of the Renewal Options, Landlord shall notify Tenant in writing of the Base Rent rate (the "Renewal Rental Rate") for that Renewal Period as determined by the above standard. Tenant shall have fifteen (15) days from the receipt of Landlord's notice to either accept or dispute Landlord's determination of the Renewal Rental Rate, including any annual adjustments to the Renewal Rental Rate. Within fifteen (15) days following Landlord's deliveiy of the Renewal Rental Rate, Tenant shall notify Landlord in writing of the acceptance or rejection of the Renewal Rental Rate. If Tenant accepts the Renewal Rental Rate, then the Renewal Rental Rate shall be the rental rate in effect during the applicable Renewal Term. If Tenant timely rejects the Renewal Rental Rate during such fifteen (15) day period, Tenant's rejection notice must either (i) withdraw its exercise of the Renewal Option, or (ii) exercise its right to a fifteen (15) day negotiation period with Landlord which right is hereby granted. If Tenant exercises such right, Tenant and Landlord shall, in good faith, endeavor to negotiate a reasonable Renewal Rental Rate (the "Negotiated Renewal Rate"). If Tenant and Landlord fail to agree upon a Negotiated Renewal Rate during such fifteen (15) day period, Tenant may elect to either (i) withdraw its exercise of the Renewal Option, or (ii) exercise its right to enter into arbitration with Landlord concerning the Market Rental Rate in accordance with the following procedure:

                  (i) Within ten (10) days after Tenant delivers to Landlord its rejection notice requesting arbitration of the Market Rental Rate (the "Designation Date"), Landlord and Tenant shall each appoint an independent arbitrator who shall be an appraiser or licensed real estate broker with at least ten (10) years' experience in office leasing or as a commercial real estate appraiser, in the Hartford County, Connecticut real estate market or in appraising leasehold interests under commercial leases, and shall be familiar with the valuation of comparable property in such area and otherwise qualified to act as an expert witness over objection to give opinion testimony addressed to the issue in a court of competent jurisdiction. Each independent appraiser shall not have been employed, regularly or as a broker or consultant, during the past three (3) year period by the respective party selecting such person. By the Designation Date, each party shall notify the other party in writing of the name, address, telephone number and qualifications of its appraiser so appointed. If either party shall fail to notify the other party of its named appraiser by the Designation Date, the determination of the Market Rental Rate by the single appraiser appointed shall be conclusive and binding upon both Landlord and Tenant. If both parties timely designate their respective appraisers, then the two appointed appraisers shall select a third qualified appraiser within ten (10) days after the Designation Date. Landlord and Tenant shall each bear the cost of its appraiser and one-half (1/2) of the cost of the third appraiser.

                  (ii) The three appraisers shall determine, by mutual agreement, the Market Rental Rate in accordance with the parameters set forth herein within thirty (30) business days after the Designation Date by selecting either Landlord's or Tenant's determination of the Market Rental Rate. If all of the appraisers fail to agree on the Market Rental Rate within thirty (30) business days after the Designation Date, but two of the appraisers can so agree, then the Market Rental Rate as determined by such two appraisers shall be controlling. If none of the appraisers can agree on the Market Rental Rate within such time period, then an average shall be taken of the two closest determinations thereof and such average shall be controlling (except that if the median of the three rates provided by the appraisers is also the average of the three, it shall be controlling).

         (d) Landlord and Tenant shall execute an amendment to this Lease within thirty (30) days after the determination of the Renewal Rental Rate, which amendment shall set forth the extended Term, the Base Rent and all other terms and conditions for the applicable Renewal Period.

         (e) Any termination of the Lease during the initial Term or any Renewal Periods shall terminate all subsequent renewal tights hereunder. The renewal tights of Tenant hereunder shall not be severable from the Lease, nor may such rights be assigned or otherwise conveyed in connection with any permitted assignment of the Lease. Landlord's consent to any assignment of the Lease to a party shall not be construed as allowing an assignment of such rights to any assignee.

         (f)      Notwithstanding anything to the contrary contained in this
Article 23, if landlord requires the Premises for occupancy by its employees or by the employees of its affiliates or subsidiaries, and intends in good faith to so occupy the Premises, then Landlord shall have the right to void Tenant's exercise of its Renewal Option for the Second Renewal Period and/or the Third Renewal Option, and Tenant's right to exercise its Renewal Option for the Second Renewal Period and/or the Third Renewal Option, by giving written notice to Tenant within thirty (30) days after Tenant's exercise of the applicable Renewal Option, and upon giving of such notice by Landlord, Tenant exercise of its option for the applicable Renewal Period, as well as Tenant's tight to exercise the applicable Renewal Option, shall be null and void and of no further force and effect.

         (g) Except as set forth above, the Renewal Period(s) shall be subject to all of the terms and conditions of this Lease.


                           ARTICLE 24. ATTORNEYS FEES

         Should it be necessary for Landlord or Tenant, because of a breach of the other hereunder, to place the enforcement of this Lease or any part thereof, or the collection of any Rent due or to become due hereunder, or recovery of the possession of the Premises, in the hands of any attorney, or file suit upon the same, it is agreed that the prevailing party shall recover its reasonable attorneys' fees from the non-prevailing party.


                             ARTICLE 25. NON-WAIVER

         Neither acceptance of any payment by Landlord from Tenant nor failure by Landlord to complain of any action, non-action, or default of Tenant shall constitute a waiver of any of Landlord's rights or remedies hereunder, at law or in equity. Time is of the essence with respect to the performance of every obligation of Tenant under this Lease in which time of performance is a factor. Waiver by Landlord of any tight or arising in connection with any default of Tenant shall not constitute a waiver of such right or remedy or any other tight or remedy arising in connection with either a subsequent default of the same obligation or any other default. No right or remedy of Landlord hereunder or covenant, duty, or obligation or Tenant hereunder shall be deemed waived by Landlord unless such waiver is in writing, signed by Landlord.


                        ARTICLE 26. RULES AND REGULATIONS

         Such reasonable rules and regulations applying to all tenants of the Complex as may be hereafter reasonably adopted by Landlord for the safety, care, and cleanliness of the Complex and the preservation of good order thereon are hereby made a part hereof as EXHIBIT E, and Tenant agrees to comply with all such rules and regulations. Landlord shall have the right at all times to change such rules and regulations or to amend them in any reasonable manner as my be deemed advisable by Landlord, all of which changes and amendments shall be sent by Landlord to Tenant in writing and shall be thereafter carried out and observed by Tenant. Landlord shall not have any liability to Tenant for any failure of any other tenants of the Complex to comply with such rules and regulations.


                       ARTICLE 27. ASSIGNMENT BY LANDLORD

         Landlord shall have the tight to transfer or assign, in whole or in part, all its rights and obligations hereunder and in the Premises and the Complex. In such event, no liability or obligation shall accrue or be charged to Landlord.


                        ARTICLE 28. LIABILITY OF LANDLORD

         It is expressly understood and agreed that the obligations of Landlord under this Lease shall be binding upon Landlord and its successors and assigns and any future owner of the

Complex only with respect to events occurring during its and their respective ownership of the Complex. In addition, Tenant agrees to look solely to Landlord's interest in the Complex for recovery of any judgment against Landlord arising in connection with this Lease, it being agreed that neither Landlord nor any successor or assign of Landlord nor any future owner of the Complex, nor any partner, member, shareholder, officer, director or employee or of any of the foregoing shall ever be personally liable for any such judgment.


                    ARTICLE 29. SUBORDINATION AND ATTORNMENT

         29.1     This Lease, at Landlord's option, shall be subordinate to any
(i) mortgage or deed of trust now or hereafter placed upon the Complex, (ii) ground lease, (iii) declaration of covenants (now or hereafter placed upon the Complex) regarding maintenance and use of any areas contained in any portion of the Complex, and to (iv) any and all advances made under any mortgage or deed of trust and to all renewals, modifications, consolidations, replacements, and extensions of such mortgage or deed of trust thereof. Tenant agrees, with respect to any of the foregoing documents, that no documentation other than this Lease shall be required to evidence such subordination. If any holder of a mortgage or deed of trust shall elect for this Lease to be superior to the lien of its mortgage or deed of trust and shall give written notice thereof to Tenant, then this Lease shall automatically be deemed prior to such mortgage or deed of trust whether this Lease is dated earlier or later than the date of said mortgage or deed of trust or the date of recording thereof. Tenant agrees to execute such documents as may be further required to evidence such subordination, or to make this Lease prior to the lien of any mortgage or deed of trust, as the case may be, and by failing to do so within five (5) days after written demand, Tenant does hereby make, constitute, and irrevocably appoint Landlord as Tenant's attorney-in-fact and in Tenant's name, place, and stead, to do so. This power of attorney is coupled with an interest.

         29.2 Tenant hereby attorns to all successor owners of the Complex, whether or not such ownership is acquired as a result of a sale through foreclosure of a deed of trust or mortgage, or otherwise. Notwithstanding anything herein to the contrary, any subordination of this Lease or Tenant's interest in the Premises shall be conditioned upon Tenant being provided with a non-disturbance agreement from any present or future ground lessors, mortgage holders, and other superior lien holders of the Complex, which non-disturbance agreement shall be in form and substance acceptable to Tenant in its reasonable discretion.

         29.3 Tenant shall, at such time or times as Landlord may request, upon not less than ten (10) business days' prior written request by Landlord, sign and deliver to Landlord a certificate stating whether this Lease is in full force and effect; whether any amendments or modifications to this Lease exist; whether any Monthly Rent has been prepaid and, if so, how much; whether there are any defaults hereunder by either Landlord or Tenant; and such other information and agreements as may be reasonably requested, it being intended that any such statement delivered pursuant to this Section 29.3 may be relied upon by Landlord and by any prospective purchaser of all or any portion of Landlord's interest herein, or a holder or prospective holder of any mortgage or deed of trust encumbering the Complex. Tenant's failure to deliver such statement within such time shall constitute an Event of Default. Further, if Tenant continues to fail to provide such statement for a period of three (3) business days after a second written request by Landlord, then: (i) such failure shall conclusively be deemed to be an admission by Tenant of the matters set forth in the request for an estoppel certificate; and (ii) Tenant does hereby make, constitute, and irrevocably appoint Landlord as Tenant's attorney-in-fact and in Tenant's name, place, and stead, to do so. This power of attorney is coupled with an interest.

                            ARTICLE 30. HOLDING OVER

         In the event Tenant, or any party claiming under Tenant, retains possession of the Premises after the Expiration Date or earlier termination of this Lease, such possession shall be that of a tenancy from month-to-month. No other tenancy or interest shall result from such possession, and such parties shall be subject to immediate eviction and removal. Tenant or any such party shall pay Landlord, as compensation for use and occupancy for the period of such holdover, an amount equal to one hundred fifty percent (150%) of the Rent otherwise provided for herein during the time of holdover (the "Holdover Period Use and Occupancy Compensation"). Tenant shall also be liable for any and all damages sustained by Landlord as a result of such holdover. Tenant shall vacate the Premises and deliver same to Landlord immediately upon Tenant's receipt of notice from Landlord to so vacate. The Holdover Period Use and Occupancy Compensation during such holdover period shall be payable to Landlord on demand. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend the term of this Lease. Landlord's receipt of the Holdover Period Use and Occupancy Compensation shall not limit in any maimer Landlord's rights and remedies with respect to such holdover, including, without limitation, summary process eviction proceedings, damages, or indemnity claims.


                                ARTICLE 31. SIGNS

         No sign, symbol, or identifying marks shall be put upon the Complex, the Building, in the halls, elevators, staircases, entrances, parking areas, or upon the doors or walls, without the prior written approval of Landlord, which approval may not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Landlord's consent shall not be required for signs located within the Premises which are not visible outside the Premises. Notwithstanding the foregoing, Tenant's right to exterior building-mounted signage shall be limited to installation of exterior building-mounted signs in the locations where Landlord currently maintains exterior building-mounted signs on the Tower Building ("Tenant's Exterior Building Mounted Signs"). Landlord has approved the exterior building-mounted signage annexed hereto as EXHIBIT F annexed hereto and made a part hereof. Landlord must first approve the design, size, location and manner of installation of all exterior signs, and Tenant's right to install any such exterior sign shall be subject to the following conditions: (i) such sign must comply with all municipal, state and federal laws, rules, codes and regulations; (ii) prior to installation Tenant must obtain at its sole cost and expense, and provide to Landlord, each and every municipal, state, and federal consent, approval, and permit required for the installation of such sign; (iii) Tenant shall be responsible for the fabrication, installation, maintenance and removal of such sign, provided that the provisions of Section 3.04 of the Transition Services Agreement shall apply with respect to any sharing of the costs of the same; (iv) Landlord shall indemnify and hold Landlord harmless from all loss, cost, damage, claim or expense suffered by Landlord on account of Tenant's installation, maintenance, or removal of such sign; and (v) any sign which replaces a Tenant's Exterior Building Mounted Sign must be substantially similar in size, quality and design to the signwhich it replaces, and must be in the same location as the sign it replaces.


                            ARTICLE 32. ENVIRONMENTAL

         32.1 With respect to Tenant's use of the Premises, the Building and the Complex, Tenant shall at all times, at its own cost and expense, comply with all federal, state, and local laws, ordinances, regulations, and standards relating to the use, analysis, production, storage, sale, disposal, or transportation of any `hazardous materials," "hazardous waste, "or "hazardous substances," (collectively referred to herein as "Hazardous Substances") as such terms are defined in any of the following: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 ET SEQ. ("CERCLA"); The Clear Air Act, as amended, 42 U.S.C. Section 7401, ET SEQ.; The Federal Water Pollution Control Act (Clean Water Act), 33 U.S.C. Section 1251, ET SEQ.; The Occupational Safety and Health Act, 29 U.S.C. Section 51, ET SEQ.; The Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, ET SEQ.; The Hazardous Materials Transportation Act, 49 U.S.C. Section 1802; The Toxic Substances Control Act, 15 U.S.C. Section 2601 ET SEQ.; andlor any other federal, state or local environmental law, ordinance, rule or regulation and the regulations adopted and publications promulgated pursuant to any of said Acts (collectively the "Hazardous Substance Laws"), including oil or petroleum products or their derivatives, solvents, PCB's, explosive substances, asbestos, radioactive materials or waste, and any other toxic, ignitable, reactive, corrosive, contaminating, or pollution materials which are now or in the future subject to any governmental regulations.

         32.2 Tenant shall not generate, store, or dispose of any Hazardous Substances in or on the Premises, the Buildings or the Complex, except for Hazardous Materials commonly used in connection with general office puxposes, but subject to compliance with Hazardous Materials Laws. Tenant shall not take any remedial action in response to the presence or release of any Hazardous Substances on or about the Premises, the Buildings or the Complex without first giving written notice of the same to Landlord. Tenant shall not enter into any settlement agreement, consent decree, or other compromise with respect to any claims relating to any Hazardous Substances in any way connected with the Complex without landlord's prior written consent, which consent may be withheld or conditioned in Landlord's sole and absolute discretion, and without affording Landlord the opportunity to participate in any such proceedings.

         32.3 All costs and expenses incurred by Landlord in connection with any environmental audit shall be paid by Landlord (and may be included in Operating Expenses), except that if any such environmental audit shows that Tenant has failed to comply with the provisions of this Article 32, or that the Complex (including surrounding soil and any underlying or adjacent groundwater) have become contaminated due to the operations or activities attributable to Tenant, then all of the costs and expenses of such audit shall be paid by Tenant on demand, as Additional Rent.

         32.4 Tenant shall inixnediately notify Landlord upon the receipt by Tenant of any "notice," as hereinafter defined, of any violation of the Hazardous Substance Laws. "Notice" shall mean any summons, citation, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other communication, written or oral, actual or threatened, from the United States Environmental Protection Agency ("US EPA") or other federal, state or local agency or authority or any other entity or any individual, concerning any intentional or unintentional act or omission which has resulted or which may result in the releasing of Hazardous Substances into the waters or onto the land of the State or commonwealth in which the Complex is located or into the "environment" as such term is defined in CERCLA or into waters outside of the jurisdiction of the State or commonwealth in which the Complex is located, from or on the Premises, the Building, or the Complex or any portion thereof, and shall include the imposition of any lien on the Premises, the Building, or the Complex or any portion thereof, pursuant to Hazardous Substance Laws or any violation of federal, state or local environmental laws, ordinances, rules, regulations, government actions, orders or permits, or any knowledge, after due inquiry and investigation, or of any facts which could give rise to any of the above.

         32.5 In the event of any breach of this Article 32, Tenant agrees to defend, indemnify, and hold harmless Landlord, its successors and assigns from and against any and all liabilities, losses, damages, costs, expenses (including, without limitation, reasonable attorneys' fees and expenses), civil and/or criminal penalties, causes of action, suits, claims, demand, or judgments of any nature arising out of or in connection with (i) the presence of any Hazardous Substances on or in the Premises if caused by Tenant or Tenant's employees, agents, contractors, invitees or visitors, or the release of any Hazardous Substances therefrom (if caused by Tenant or Tenant's employees, agents, contractors, invitees or visitors) or from any property of Tenant located on or in the Building or the Complex; (ii) any failure by Tenant to comply with the terms of any order issued by the US EPA, or any other federal, state, or municipal department or agency having regulatory authority over environmental matters, with regard to the Premises; and (iii) any lien or claim imposed under any Hazardous Substance Laws on account of the actions or omissions of Tenant or Tenant's employees, agents, contractors, invitees or visitors. The provisions of this Section 32.5 shall survive the expiration or earlier termination of this Lease.

         32.6 Landlord agrees to defend, indemnify, and hold harmless Tenant, its successors and assigns from and against any and all liabilities, losses, damages, costs, expenses (including, without limitation, reasonable attorneys' fees and expenses), civil and/or criminal penalties, causes of action, suits, claims, demand, or judgments of any nature arising out of or in connection with: (i) the presence of any Hazardous Substances on or in the Complex caused by Landlord or Landlord's employees, agents, contractors, invitees or visitors prior to the Commencement Date, or (ii) the release of any Hazardous Substances on or in the Complex caused by Landlord or Landlord's employees, agents, contractors, invitees or visitors, provided, however that such indemnity obligation shall not extend to any noncompliance with laws relating to indoor air quality or asbestos containing materials. The provisions of this Section 32.6 shall survive the expiration or earlier termination of this Lease.

         32.7 In the event Tenant fails to comply with the requirements of any of the Hazardous Substance Laws, it shall be a default of this Lease and Landlord may, at its election, but without the obligation so to do, give such notices or cause such work to be performed at the Premises, the Building, or the Complex, or take any and all other actions as Landlord deems necessary, as shall cure said failure of compliance, and any amounts paid as a result thereof, together with interest thereon at the Default Interest Rate for any period during which such default constitutes an Event of Default, from the date of payment by Landlord, shall be immediately due and payable by Tenant to Landlord and until paid shall be considered Additional Rent, and the same may be collected from any Guarantor, or Landlord, by the payment of any assessment, claim, or charge, may, if it sees fit, be thereby subrogated to the rights of the governmental agencies having jurisdiction over such relocations.


                        ARTICLE 33. COMPLIANCE WITH LAWS

         Tenant, at its sole cost and expense, shall promptly comply with all laws, statutes, ordinances, and governmental rules, regulations, or requirements now in force or which may hereafter become in force, of federal, state, county, and municipal authorities, including, but not limited to, the ADA (collectively all "Laws"), with the requirements of any board of fire underwriters or other similar body now or hereafter constituted, and with any occupancy certificate issued pursuant to any law by any public officer or officers, which impose any duty upon Tenant, insofar as any thereof relate to the manner of use of, Alterations to, or the manner of occupancy, of the Premises. Landlord's approval of Tenant's plans for any improvements shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules, and regulations of governmental agencies or authorities, including, but not limited to, the ADA.


                            ARTICLE 34. SEVERABILITY

         This Lease shall be construed in accordance with the laws of the State of Connecticut. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws effective during the Term, then it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of both parties that in lieu of each clause or provision that is illegal, invalid, or unenforceable, there is added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and still be legal, valid, and enforceable.


                               ARTICLE 35. NOTICES

         Whenever in this Lease it shall be required or permitted that notice or demand be given or served by either party to this Lease to or on the other, such notice or demand shall be sent by a reputable private carrier of overnight mail or mailed by United States Certified Mail, Return Receipt Requested, postage prepaid, in each case addressed as follows:

If to Landlord:   Aetna Life Insurance Company
                           151 Farmington Avenue
                           Hartford, Connecticut 06156-9666
                           Attention: Real Estate Services (RS51)

with a copy to:   Joseph K. Fortier, Esq.
                           Reid and Riege, P.C.
                           One State Street
                           Hartford, CT 06103

If to Tenant:              Aetna Life Insurance and Annuity Company
                           Real Estate Strategies TN42
                           151 Farmington Avenue
                           Hartford, CT 06156
                             Attention: Manager of R. E. Strategies

with a copy to:   Sullivan & Cromwell
                           125 Broad Street
                           New York, New York 10004-2498
                             Attention: Dorothy E.  Cumby

         Notice hereunder shall become effective (i) three (3) days after being sent by Certified Mail or (ii) the day after being sent by overnight carrier.

         The above notice addresses may be changed from time to time by either-party serving notice as provided above.


            ARTICLE 36. OBLIGATIONS OF SUCCESSORS; PLURALITY; GENDER

         Landlord and Tenant agree that all the provisions hereof are to be construed as covenants and agreements as though the words imparting such covenants were used in each paragraph hereof, and that, except as restricted by the provisions hereof, shall bind and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors, and assigns. If the rights of Tenant hereunder are owned by two or more parties, or two or more parties are designated herein as Tenant, then all such parties shall be jointly and severally liable for the obligations of Tenant hereunder. Whenever the singular or plural number, masculine or feminine or neuter gender is used herein, it shall equal include the other.


                          ARTICLE 37. ENTIRE AGREEMENT

         This Lease and any attached addenda or exhibits constitute the entire agreement between Landlord and Tenant. No prior or contemporaneous written or oral leases or representations shall be binding. This Lease shall not be amended, changed, or extended except by written instrument signed by Landlord and Tenant.


                    ARTICLE 38. ARTICLE AND SECTION CAPTIONS

         Article and Section captions are for Landlord's and Tenant's convenience only, and neither limit nor amplify the provisions of this Lease.


                               ARTICLE 39. CHANGES

         Should any holder of a mortgage or deed of trust require a modification of this Lease, which modification will not bring about any increased cost or expense to Tenant and will not in any other way substantially or adversely change the rights and obligations of Tenant hereunder, then and in such event Tenant agrees that this Lease may be so modified, and Tenant agrees to execute any document requested by Landlord to incorporate and document such modification.


                              ARTICLE 40. AUTHORITY

         All rights and remedies of Landlord under this Lease, or those which may be provided by law, or in equity, may be exercised by Landlord in its own name individually, or in its name by its agent, and all legal proceedings for the enforcement of any such rights or remedies, including distress for Rent, ejectment, unlawful detainer, and any other legal or equitable proceedings may be commenced and prosecuted to final judgment and be executed by Landlord in its own name individually or in its name by its agent. Landlord and Tenant each represent to the other that each has full power and authority to execute this Lease and to make and perform the agreements herein contained, and Tenant expressly stipulates that any rights or remedies available to Landlord, either by the provisions of this Lease, at law, or in equity, may be enforced by Landlord in its own name individually or in its name by its agent or principal.

                              ARTICLE 41. BROKERAGE

         Tenant and Landlord hereby represent and warrant to the other that it has dealt with no brokers in negotiation of this Lease. Tenant hereby agrees to indeninify and hold Landlord and/or Landlord's agent harmless of and from any and all damages, losses, costs, or expenses (including, without limitation, all attorneys' fees and disbursements) by reason of any claim of or liability to any broker or other person claiming through Tenant and arising out of or in connection with the negotiation, execution, and delivery of this Lease. Landlord hereby agrees to indemnify and hold Tenant and/or Tenant's agent hamiless of and from any and all damages, losses, costs, or expenses (including, without limitation, all attorneys' fees and disbursements) by reason of any claim of or liability to any broker or other person claiming through Landlord and arising out of or in connection with the negotiation, execution, and delivery of this Lease. Additionally, Tenant acknowledges and agrees that Landlord and/or Landlord's agent shall have no obligation for payment of any brokerage fee or similar compensation to any person with whom Tenant has dealt or may in the future deal with respect to leasing of any additional space in the Building or renewals or extensions of this Lease.


                              ARTICLE 42. EXHIBITS

         EXHIBITS A THROUGH H are attached hereto and incorporated herein for all purposes and are hereby acknowledged by both parties to this Lease.


                            ARTICLE 43. APPURTENANCES

         The Premises include the riglit of ingress and egress thereto and therefrom; however, Landlord reserves the right to make changes and alterations to the Complex, the Building, and the fixtures and equipment thereof, in the street entrances, doors, halls, corridors, lobbies, passages, elevators, escalators, stairways, toilets, parking areas, and other parts thereof which Landlord may reasonably deem necessary or desirable. Neither this Lease nor any use by Tenant of the Building or any passage, door, tunnel, concourse, plaza or any other area connecting the Parking Garage or other buildings with the Complex, shall give Tenant any right or easement of such use and the use thereof may, without notice to Tenant, be regulated or discontinued at any time and from time to time by Landlord without liability of any kind to Tenant and without affecting the obligations of Tenant under this Lease.


                              ARTICLE 44. RECORDING

         Tenant shall not record this Lease or a memorandum or notice thereof, but will, at the request of Landlord, execute a memorandum or notice thereof in recordable form satisfactory to both Landlord and Tenant specifying the date of commencement and expiration of the term of this Lease and other information required by statute. Landlord may then record said memorandum or notice of lease.


                        ARTICLE 45. MORTGAGEE PROTECTION

         Tenant agrees to give any holder of any mortgage and/or deed of trust, by Certified Mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified, in writing (by way of notice of assignment of rents and leases, or otherwise), of the address of such holders of mortgagees or deeds of trust. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the holders of mortgages or deeds of trust shall have such additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days, any holder of a mortgage or deed of trust has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessaiy to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

                  ARTICLE 46. TENANTS LIMITED TERMINATION RIGHT

         Should Landlord (i) enter into a merger, consolidation or reorganization with, or have all or substantially all of its assets purchased by, a party which directly competes with Tenant (a "Landlord Control Transaction") or (ii) absent a Landlord Control Transaction, enter into direct competition with Tenant, then in either such event, Tenant shall be entitled to terminate this Lease by giving Landlord not less than thirty (30) months' prior written notice of its election to terminate this Lease.


                           ARTICLE 47. RELIEF LIMITED

         Whenever any Tenant shall claim under any provision of this Lease that Landlord has unreasonably withheld or delayed its consent or approval, to some request of Tenant which consent Landlord has specifically agreed herein not to unreasonably withhold or delay, Tenant shall have no claim for consequential or special damages by reason of such alleged withholding or delay. Unless Landlord has specifically agreed herein not to unreasonably withhold or delay its consent or approval in a given instance, all consents or approvals of Landlord herein may be granted or refused or conditioned in Landlord's sole discretion. Whenever Landlord agrees in this Lease that a required consent or approval shall not be unreasonably withheld or delayed, it is agreed that Landlord may withhold or delay its consent if any holder of a mortgage or deed of trust shall have withheld or delayed any consent which may be required of it.


            ARTICLE 48. TENANTS FINANCIAL STATEMENTS/FINANCIAL TESTS

         Not later than May 1 of each calendar year of the Term, Tenant shall provide Landlord with financial statements for Tenant's most recently completed fiscal year, which financial statements shall be audited by an independent certified public accounting firm.

         During the entire term of this Lease, the Tenant, or the guarantor of Tenant's obligations under this Lease, shall at all times maintain either (i) an investment grade debt rating of at least "BBB" as determined by Standard & Poor's Corporation or (ii) a rating of at least "Baa2" as determined by MoodVs Investors Services, Inc. as to long-term senior unsecured debit (or the equivalent for issuers which do not have long-term senior unsecured debt).


                           ARTICLE 49. FITNESS CENTER

         So long as Landlord continues to operate the existing fitness center in the Rogers Building and offer use of the same to its employees on a fee basis, Tenant's employees shall have the right to use the same on a fee basis in accordance with the terms and conditions of the Real Estate Services Agreement between Aetna U.S. Healthcare Inc. and Aetna Inc. dated as of the date of this Lease. Notwithstanding the foregoing, Landlord reserves the right, in its sole and absolute discretion at any time, to terminate operation of the fitness center.


                              ARTICLE 50. CAFETERIA

         So long as Landlord continues to operate the existing cafeteria and offer food service in the same to its employees, Tenant's employees and Tenant's visitors shall have the right to use the cafeteria in the Building, provided that the cost of food and beverage is at the expense of Tenant's employees, and provided that such usage shall be further subject to the terms of the Real Estate Services Agreement between Aetna U.S. Healthcare Inc. and Aetna Inc. dated as of the date of this Lease. Notwithstanding the foregoing, Landlord reserves the right, in its sole and absolute discretion at any time, to terminate operation of the cafeteria.


                      ARTICLE 51. AUTOMATIC TELLER MACHINES

         So long as Landlord continues to make available to its employees the existing automatic teller machines located as shown on EXHIBIT H, Tenant's employees and Tenant's visitors shall have the right to use the same. Notwithstanding the foregoing, Landlord reserves the right, in its sole and absolute discretion at any time, to terminate operation of both of such automatic teller machines.


                          ARTICLE 52. ANTENNA EQUIPMENT

         Subject to the following provisions of this Article 52, Landlord grants Tenant the right to install, operate and maintain, at Tenant's expense and risk, a lawfully permitted antenna(e), satellite dish and associated equipment, and rooftop communications equipment (the "Antenna Equipment") in a location on the roof on the Tower Building (the "Antenna Premises"), which location shall be subject to Landlord's approval, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord may require that Tenant shield the Antenna Equipment from view in a manner which Landlord reasonably deems appropriate. The Antenna Equipment, as well as the location and manner of installation of the same, shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld. Tenant's installation and maintenance of the Antenna Equipment shall be subject to the following conditions and terms:

                  (a) Tenant shall submit to Landlord for its approval, a full set of engineering plans and specifications for the proposed Antenna Equipment installation, which approval shall not be unreasonably withheld. Such plans shall include, without limitation, (i) details and calculations indicating that the structure of the roof will adequately and safely support the Antenna Equipment and (ii) details regarding screening of the Antenna Equipment;

                  (b) Installation, repair and maintenance of the Antenna Equipment, including, without limitation, all required conduit or cable connections between Tenant's equipment in the Premises and the Antenna Equipment, shall be made by vendors previously approved by Landlord, which approval shall not be unreasonably withheld, and shall be subject to: (i) Tenant's payment of reasonable costs for such services, and (ii) approval of such connections by Landlord, which approval shall not be unreasonably withheld. The vendors currently used by Landlord shall, until further notice by Landlord, be deemed approved by Landlord;

                  (c) Any Antenna Equipment installed by Tenant shall be erected so as not to interfere with the operation of any previously erected antenna(e), and shall not interfere with any of the Building's systems or their maintenance;

                  (d) Tenant and its employees and vendors shall coordinate access to the roof with Landlord, and if Landlord requires, shall only be permitted if accompanied by a representative of Landlord;

                  (e) Tenant shall obtain all necessaxy municipal, state and federal pemiits and authorizations required to install, maintain and operate the Antenna(e) Equipment and pay any charges levied by government agencies which are the sole result of Tenant having the Antenna Equipment. Landlord agrees to fully cooperate with Tenant in obtaining all such permits and authorizations, at no cost or expense to Landlord;

                  (f) Tenant, at Tenant's sole cost and expense, agrees to maintain the Antenna Equipment and Antenna Premises in a good state of repair and to indemnify, defend and save Landlord's Indemnified Parties harmless from any claims, liability or expenses resulting from the erection, maintenance, existence or removal of the Antenna Equipment;

                  (g) Tenant, at Tenant's sole cost and expense, shall be obligated.to maintain and repair any damage to the roof or Building systems resulting from the installation, operation, repair or maintenance of the Antenna Equipment;

                  (h) Upon the expiration of the Term, or earlier termination of this Lease, Tenant shall remove the Antenna Equipment and surrender and restore the Antenna Premises to Landlord in substantially as good condition as when entered, except for toss or damages resulting from casualty, condemnation or ordinary wear and tear,

                  (i) The liability insurance to be carried by Tenant pursuant to the provisions of this Lease shall include coverage for Tenant's activity on the Antenna Premises.

                  (j) Tenant's use the Antenna Equipment shall be restricted to its own purposes and that of its employees or affiliates, shall not be used for commercial purposes and may not be assigned, sublet or licensed in any manner.


                             ARTICLE 53. ELECTRICITY

         Tenant's electricity usage in the Premises shall be measured by separate meter(s). Tenant shall pay for such usage directly to the electricity provider.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

         IN WITNESS WHEREOF, Landlord and Tenant, acting herein through duly authorized individuals, have caused these presents to be executed in multiple counterparts, each of which shall have the force and effect of an original as of this 13th day of December, 2000.

WITNESSES:                           LANDLORD:
                                     AETNA LIFE INSURANCE COMPANY


/s/ E. Susan Nelson                   By: /s/ Alfred P. Quirk, Jr.
-------------------------                 -------------------------
                                          Vice President, Finance and Treasurer

/s/ Robert M. Donahoe                 Its Authorized Signatory
-------------------------

SIGNATURES CONTINUED ON NEXT PAGE

WITNESSES:                           TENANT:
                                     AETNA LIFE INSURANCE AND ANNUITY COMPANY


/s/ Mary Ellen Thibodeau             By: /s/ Catherine H. Smith
-------------------------                 -------------------------


/s/ Tracey Rooslund                  Its Senior Vice President and
-------------------------                Chief Financial Officer